UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AvePoint, Inc.
(Name of Registrant as Specified in its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(2)	Aggregate number of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

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AvePoint, Inc.

901 East Byrd Street, Ste. 900
Richmond, VA 23219

Notice of Annual Meeting of Stockholders

May 3, 2022

To our stockholders:

Notice is hereby given that the 2022 annual meeting of stockholders of AvePoint, Inc. will be held at AvePoint, Inc., 901 East Byrd Street, Ste. 900, Richmond, Virginia, 23219 on Tuesday, May 3, 2022, at 9:00 a.m., Eastern Time, for the following purposes:

to elect two directors of AvePoint, Inc.;

to approve, on a non-binding advisory basis, the compensation of our named executive officers;

to ratify the appointment of Deloitte and Touché LLP as AvePoint’s independent registered public accounting firm for the 2022 fiscal year; and

to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 4, 2022 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend this meeting.

We have elected to adopt the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) to our stockholders instead of a paper copy of this Proxy Statement. The Notice of Availability contains instructions on how to access and review those documents over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Stockholders who receive a Notice of Availability by mail and would like to receive a printed copy of our proxy materials should follow the instructions for requesting such materials included on the Notice of Availability.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, please complete and return your proxy card, or vote by telephone or via the Internet by following the instructions on your Notice of Availability. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the annual meeting and vote in person.

By Order of the Board of Directors,

Brian M. Brown

Chief Legal and Compliance Officer,

and Secretary

Dated: March 23, 2022

Table of Contents

Page
Proxy Summary	7

Questions And Answers About These Proxy Materials And Voting	1

Board of Directors	8

General Information	9
Proxy Solicitation	9
Record Date and Voting Securities	9
Electronic Notice and Mailing	9
Revocability of Proxies	9
Other Matters	10
Solicitation Expenses	10
Voting Procedures; Quorum; Abstentions; Broker Voting	10

Security Ownership	12

Election of Directors (Proposal 1)	15
Nominees for Election as Directors	15
Approval of Nominees	15
Information About Nominees and Continuing Directors	15
Nominees for Election for Three-Year Terms
Directors Whose Terms Expire in 2022	15
Directors Whose Terms Expire in 2023	16

Corporate Governance	20
Board of Directors	20
Board Leadership Structure	20
Board Committees	21
Board Risk Oversight	23
Environmental, Social and Governance Matters	24
Communications with the Board of Directors; Reporting Questionable Accounting, Internal Accounting Controls and Auditing Matters	26
Compensation Committee Interlocks and Insider Participation	25

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is AvePoint?

Apex Technology Acquisition Corporation ("Apex") was a blank check company incorporated in Delaware on April 5, 2019. Apex was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. AvePoint, Inc. (“Legacy AvePoint”) was incorporated as a New Jersey corporation on July 24, 2001, was redomiciled as a Delaware corporation in 2006, and changed its name to "AvePoint Operations, Inc." in June 2021.

On November 23, 2020, Legacy AvePoint and the members of the Apex Group entered into the Business Combination Agreement. On July 1, 2021, Pursuant to the terms of the Business Combination Agreement, Merger Sub 1, a wholly owned subsidiary of Apex, merged with and into Legacy AvePoint, with Legacy AvePoint surviving the merger as a wholly-owned subsidiary of Apex. Promptly following the first merger, Legacy AvePoint merged with and into Merger Sub 2, with Merger Sub 2 as the surviving company and a wholly owned subsidiary of Apex, subsequently renamed “AvePoint US LLC.” Following the consummation of those merger activities, Apex was renamed “AvePoint, Inc.” On July 26, 2021, AvePoint US LLC merged with and into AvePoint, Inc. with AvePoint, Inc. (hereinafter referred to as “AvePoint,” “we,” "us," or “our”) surviving.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. As a result, we are mailing a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) to our stockholders instead of a paper copy of this Proxy Statement. The Notice of Availability contains instructions on how to access and review those documents over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Our Board is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice of Availability.

We intend to mail the Notice of Availability on or about March 24, 2022 to all stockholders of record as of March 4, 2021 (the “Record Date”), who are entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast and also in person at AvePoint, Inc., 901 East Byrd Street, Ste. 900, Richmond, VA 23219. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/AVPT2022. The meeting will start at 9:00 a.m., Eastern Time, on Tuesday, May 3, 2022. Stockholders attending the Annual Meeting remotely will be afforded the same rights and opportunities to participate as they would at the in-person meeting.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice of Availability or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/AVPT2022. We recommend that you log in a few minutes before 9:00 a.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/AVPT2022 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•	You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•	Please direct all questions to Dr. Tianyi Jiang, our Chief Executive Officer.

•	Please include your name and affiliation, if any, when submitting a question or comment.

•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•	Questions may be grouped by topic by our management.

•

Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.

•	No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/AVPT2022 or at www.proxyvote.com. Technical support will be available starting at 9:00 a.m., Eastern Time on Tuesday, May 3, 2022.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 4, 2022 will be entitled to vote online at the Annual Meeting. On the Record Date, there were 182,389,045 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on March 4, 2022, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on March 4, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

How do I vote?

You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the proposal to ratify the selection of Deloitte and Touché LLP, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request at the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•

To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/AVPT2022, starting at 9:00 a.m., Eastern Time on Tuesday, May 3, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.

•

To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Availability or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Monday, May 2, 2022 to be counted.

•

To vote in advance of the Annual Meeting by telephone, dial 1-800-579-1639 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice of Availability or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Monday, May 2, 2022 to be counted.

•

To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice of Availability containing voting instructions from that organization rather than from AvePoint. Simply follow the voting instructions in the Notice of Availability to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 4, 2022.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director and “For” the ratification of selection of Deloitte and Touché LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Availability?

If you receive more than one Notice of Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices of Availability you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at AvePoint, Inc. 901 East Byrd Street, Ste. 900, Richmond, VA 23219.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” as well as abstentions.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were 182,389,045 shares outstanding and entitled to vote. Thus, the holders of 91,194,523 shares must be present at the Annual Meeting by virtual attendance or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at an Annual Meeting, it must be submitted by the stockholder in writing to our Secretary at AvePoint, Inc., 901 East Byrd Street, Ste. 900, Richmond, VA 23219 and comply with the requirements of Rule 14a-8 of the Exchange Act.

In future, notices of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of  (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, to be timely for the 2023 Annual Meeting of Stockholders, assuming the meeting is held on or about May 3, 2023, a stockholder’s notice must be delivered to or mailed and received by our Secretary not earlier than January 3, 2023 and not later than February 2, 2023. A stockholder’s notice to the Secretary must also set forth the information required by our amended and restated bylaws and Rule 14a-8 of the Exchange Act.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Stockholders Meeting		Meeting Agenda
Date	Tuesday, May 3, 2022	∎	Election of two directors
Time	9:00 a.m. Eastern Time	∎	Advisory vote on executive compensation
Place	AvePoint, Inc. 901 East Byrd Street, Ste. 900 Richmond, Virginia 23219	∎	Ratification of Deloitte and Touché LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2022
Record Date	March 4, 2022	∎	Transact other business that may properly come before the meeting
Voting	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters and Vote Recommendation

Proposal		Board recommendation	Reasons for recommendation	More information
1.	Election of two directors.	FOR

The Board and Nominating and Corporate Governance Committee believe that the two Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on AvePoint’s long-term strategy.

Page 15
2.	Non-binding advisory vote on executive compensation (“say-on-pay”).	FOR	The Board of Directors believes that AvePoint’s executive compensation programs demonstrate the continuing focus by AvePoint on a pay for performance philosophy.	Page 47
3.	Ratification of the appointment of Deloitte and Touché LLP as AvePoint’s independent registered public accounting firm for fiscal year 2022.	FOR

Based on the Audit Committee’s assessment of Deloitte’s qualifications and performance, the Board of Directors and the Audit Committee believe that its retention for fiscal year 2022 is in the best interests of AvePoint.

Board of Directors

The following table provides summary information about each director.

Director		Director	Board	Other public boards	Committee memberships			Up for re-election at current Annual Meeting
Occupation	Age	since	Independent		AC	CC	NCGC
Xunkai Gong Executive Chairman, AvePoint, Inc.	59	2001	No	0				No
Tianyi Jiang Chief Executive Officer, AvePoint, Inc.	47	2004	No	0				Yes
Brian M. Brown Chief Legal and Compliance Officer and Secretary, AvePoint, Inc.	50	2008	No	0				No
Jeff Epstein Operating Partner, Bessemer Venture Partners	65	2021	Yes	4		C	M	No
Jeff Teper Corporate Vice President, Microsoft, Inc.	57	2019	Yes	1	M	M		No
John Ho Founder and Chief Industrialist, Janchor Partners	45	2021	Yes	0	C F		M	No
Stephen Cuunjieng	62	2020	Yes	0	M	M	C	No

AC	Audit Committee	C	Chair

CC	Compensation Committee	M	Member

NCGC	Nominating and Corporate Governance Committee	F	Financial expert

AvePoint, Inc.

901 East Byrd Street, Ste. 900

Richmond, VA 23219

Annual Meeting of Stockholders

May 3, 2022

Proxy Statement

General Information

Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AvePoint, Inc. (the “AvePoint,”, “we,” “us,” or “our”) for use at AvePoint’s 2022 annual meeting of stockholders (the “Annual Meeting”) to be held at AvePoint, Inc., 901 East Byrd Street, Ste. 900, Richmond, Virginia, 23219 on Tuesday, May 3, 2022 at 9:00 a.m., Eastern Time. The purpose of the Annual Meeting and the matters to be acted upon are set forth in the accompanying notice of Annual Meeting.

Record Date and Voting Securities

Only stockholders of record at the close of business on March 4, 2022, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. As of the record date, we had 182,389,045 shares of common stock outstanding, which are our only securities entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days before the meeting at AvePoint’s offices at 901 East Byrd Street, Ste. 900, Richmond, Virginia, 23219 and at the time and place of the Annual Meeting during the whole time of the Annual Meeting.

Electronic Notice and Mailing

Notice of AvePoint’s Annual Meeting was mailed on or about March 24, 2022 to all stockholders as of the record date. Those stockholders entitled to vote may vote their shares via the Proxy Card, or via the Internet, telephone or mail, following the instructions printed on the Notice of Availability.

Stockholders who receive a Notice of Availability and would like to receive a printed copy of our proxy materials should follow the instructions for requesting such materials included in the Notice of Availability.

From the date of the mailing of the Notice of Availability until the conclusion of the annual meeting, all of the proxy materials will be accessible on AvePoint’s website at www.avepoint.com/proxy.

Revocability of Proxies

Stockholders who execute proxies may revoke them by giving written notice to our Secretary any time before such proxies are voted. Attendance at the annual meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary at any time prior to the voting of the proxy at the annual meeting.

Other Matters

The Board does not know of any matter that is expected to be presented for consideration at the Annual Meeting, other than the election of two directors, a non-binding advisory vote on the compensation of our named executive officers, and ratification of the appointment of our independent registered public accounting firm for the current fiscal year. However, if other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

Solicitation Expenses

We are not engaging any company for the purpose of proxy solicitation in conjunction with this Proxy Statement. We will bear the cost of the annual meeting and the cost of soliciting proxies, including the cost of mailing any proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses. In addition, we have retained Broadridge Financial Solutions, Inc., or Broadridge, to assist in the mailing, collection, and administration of the proxy.

The 2021 Annual Report to stockholders and the 2021 Form 10-K are not proxy soliciting materials.

Voting Procedures; Quorum; Abstentions; Broker Voting

All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposal, proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy intend to vote:

∎	FOR election of the nominees listed herein as directors;

∎	FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

∎	FOR ratification of the appointment of Deloitte and Touché LLP as our independent registered public accounting firm for the 2022 fiscal year.

A majority of the outstanding shares of common stock entitled to vote on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting and any adjournment or postponement thereof. Abstentions and broker non-votes (which occur with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given) will be counted as present or represented for purposes of establishing a quorum for the transaction of business.

The following vote shall be required for approval of each matter:

Voting Matter	Standard Required
Proposal 1: Election of two directors.

Plurality, which means the two persons receiving the most amount of votes are elected. Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality of the votes cast in person or by proxy. Brokers may vote their shares in favor of directors so long as they have voting instructions from the beneficial owners of the shares.

Proposal 2: Non-binding advisory vote on executive compensation (“say-on-pay”); and

Proposal 3: Ratification of the appointment of Deloitte and Touché LLP as our independent registered public accounting firm for the 2022 fiscal year.

Majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions from voting on these proposals will have the same effect as a vote against these proposals. Brokers may vote their shares on the say-on-pay proposal only if they have voting instructions from the beneficial owners of the shares, and in the case of ratification of the appointment of AvePoint’s independent registered public accounting firm, brokers may vote their shares on this proposal even if they have not received instructions (ratification of the appointment of the independent registered public accounting firm is considered a “routine” matter for which a broker may exercise discretionary voting power). With respect to Proposal 2, as this proposal is considered a “non-routine” matter, broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome. With respect to Proposal 3, as this proposal is considered a “routine” matter, we do not expect any “broker non-votes” in connection therewith.

Security Ownership

The following table presents, as of March 4, 2022, information based upon AvePoint’s records and filings with the SEC regarding beneficial ownership of its common stock by the following persons:

∎	each person known to AvePoint to be the beneficial owner of more than 5% of the common stock;

∎	each director and each nominee to the Board;

∎	each executive officer of AvePoint named in the Summary Compensation Table following the Compensation Discussion and Analysis section of this Proxy Statement; and

∎	all directors and executive officers of AvePoint as a group.

As of March 4, 2022, there were 182,389,045 shares of our Common Stock outstanding. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 182,389,045 shares of common stock issued and outstanding as of March 4, 2022 plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 4, 2022.

Name of Beneficial Owner *	Amount and Nature of Beneficial Ownership	Percent of Class (%) (1)
5% or Greater Stockholders:
Entities Affiliated with Sixth Street(2)	28,500,592	15.63%
Zhijian Lu(3)	19,450,115	10.61%
James Zhu(4)	10,946,400	5.99%
	58,897,107	32.23%
Named Executive Officers and Directors:
Xunkai Gong(5)	19,526,939	10.58%
Tianyi Jiang(6)	18,815,019	10.08%
Brian Michael Brown(7)	2,633,112	1.42%
Stephen CuUnjieng(8)	99,105	0.05%
Jeff Epstein(9)	50,000	0.03%
John Ho(10)	4,215,890	2.31%
Jeff Teper(11)	363,418	0.20%
James Caci(12)	135,102	0.07%
Janet Schijns	0	0.00%
All named executive officers and directors as a group (9 persons)(13)	45,838,585	24.74%

*

Unless otherwise indicated, the business address of each of the directors, executive officers and 5% or greater stockholders of the Company is C/O AvePoint, Inc., 525 Washington Blvd, Suite 1400 Jersey City, NJ, 07310.

(1)

The percentage of beneficial ownership as to any person as of March 4, 2022 (the “Ownership Date”) is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 4, 2022, by the sum of the number of shares outstanding as of March 4, 2022 plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 4, 2022. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown. In all cases, stock options and restricted stock units that are not scheduled to vest as of or within 60 days after the Ownership Date are excluded from this calculation.

(2)

Consists of shares of common stock issued upon exchange for shares of Series C Convertible Preferred shares of AvePoint held by Avatar Investment Opportunities, LLC, which directly holds 13,300,276 shares of Common Stock, Avatar Investment Solutions (A), LLC, which directly holds 8,523,089 shares of Common Stock, and Avatar Investment Solutions 1, LLC, which which directly holds 6,677,227shares of Common Stock (together, the “Sixth Street Holders”). Redwood IV Finance 1, LLC is the managing member of Avatar Investment Opportunities, LLC. TCS Finance (A), LLC is the managing member of Avatar Investment Solutions (A), LLC, which directly holds 8,523,089 shares of Common Stock. TCS Finance 1, LLC is the managing member of Avatar Investment Solutions 1, LLC. TSSP Opportunities GenPar IV, L.P. is the manager of Redwood IV Finance 1, LLC. TSSP Capital Solutions GenPar, L.P. is the manager of each of TCS Finance (A), LLC and TCS Finance 1, LLC. Each of TSSP Opportunities GenPar IV, L.P. and TSSP Capital Solutions GenPar, L.P. is ultimately indirectly controlled by Sixth Street Partners Management Company, L.P., a Delaware limited partnership (“Management Company”). Management Company is managed by its general partner, whose managing member is Alan Waxman. Alan Waxman disclaims beneficial ownership over the reported securities, except to the extent of his pecuniary interest therein. The address for each of these entities is 2100 McKinney Avenue, Suite 1500, Dallas, Texas 72501. The principal business address for Mr. Waxman is c/o Sixth Street Partners, LLC, 345 California Street, Suite 3300, San Francisco, CA 94104.

(3)

Consists of (i) 18,552,065 shares of common stock and (ii) 898,050 shares of common stock underlying options exercisable within 60 days of the Ownership Date. The 18,552,065 shares include (i) 51,392 shares held by Zhijian Lu, (ii) 1,608,724 shares held The Bridge Water Trust, (iii) 804,757 shares held by KEM Lily LLC, (iv) 6,490,706 shares held by Fire Stone Family Trust, (v) 7,183,005 shares held by KEM Phoenix LLC, (vi) 804,757 shares held by KEM Rose LLC and (vii) 1,608,724 shares held by The Cherry Tree Trust. Mr. Lu has sole voting and dispositive power with respect to the shares held in his name and shares underlying options. Mr. Lu shares voting and dispositive power with Yan Ji with respect to shares held by Fire Stone Family Trust, KEM Lily LLC, KEM Rose LLC and KEM Phoenix, LLC. Mr. Lu shares voting and dispositive power with Jeffrey Scott Bardsley with respect to shares held by The Bridge Water Trust. Mr. Lu shares voting and dispositive power with Wen Ji Bardsley with respect to shares held by The Cherry Tree Trust.

(4)

Consists of (i) 10,605,399 shares of common stock and (ii) 341,001 shares of common stock underlying options exercisable within 60 days of the Ownership Date. The 10,605,399 shares include (i) 402,378 shares held by MZ-Theta LLC, (ii) 2,670,009 shares held by MZ-Omega1 Trust, (iii) 842,209 shares held by The Shanmiao Trust, (iv) 1,207,145 shares held by MZ-Alpha LLC, (v) 1,207,145 shares held by MZ-Beta LLC, (vi) 402,378 shares held by MZ-Delta LLC, (vii) 402,378 shares held by MZ-Eta LLC, (viii) 2,394,335 shares held by MZ-Gamma LLC and (ix) 1,077,422 shares held by The Zhijian 2020 Trust. Mr. Zhu shares voting and dispositive power with Sharron Shanmiao Ma with respect to the shares held by MZ-Alpha LLC, MZ-Beta LLC, MZ-Delta LLC, MZ-Eta LLC, MZ-Gamma LLC and MZ-Theta LLC. Mr. Zhu shares voting and dispositive power with Brian Zhu with respect to the shares held by The Shanmiao Trust. Mr. Zhu shares voting and dispositive power with Sharron Shanmiao Ma and Alec Zhu with respect to the shares held by The Zhijian 2020 Trust. Mr. Zhu has sole voting and dispositive power with respect to the shares held by MZ-Omega1 Trust and shares underlying options.

(5)

Consists of (i) 17,289,634 shares of common stock and (ii) 2,237,305 shares of common stock underlying options exercisable within 60 days of the Ownership Date. The 17,289,634 shares include (i) 4,788,670 shares held by Mr. Gong’s affiliate Giocoso Holdings LLC, (ii) 804,757 shares held by Mr. Gong’s affiliate Cadenza Holdings LLC and (iii) 239,431 shares held by Mr. Gong’s affiliate Vivace Holdings LLC, each of which Mr. Gong may be deemed to beneficially own, as well as 2,011,112 shares held by The Purple Harbor Trust, for which Mr. Gong is the trustee, 2,011,112 shares held by The Purple Cove Trust, for which Mr. Gong is the trustee, and 7,434,552 shares held by G Sonata Trust, for which Mr. Gong is the trustee. Mr. Gong holds sole voting and dispositive power with respect to the shares held of record by each trust.

(6)

Consists of (i) 14,463,427 shares of common stock, (ii) 1,868,660 shares of common stock issuable on the earlier of (a) July 1, 2022 and (b) specified events including change of control of the Company, separation of service and Mr. Jiang’s disability or death, pursuant to an agreement between the Company and Mr. Jiang dated June 30, 2021 and (iii) 2,482,932 shares of common stock issuable pursuant to options exercisable within 60 days of the Ownership Date. The 14,463,427 shares include 3,902,404 shares held by Mr. Jiang’s affiliate River Valley Ltd. and 2,633,766 shares held by Red Kite LLC, which Mr. Jiang may be deemed to beneficially own, as well as 7,755,257 shares held by the Capella 2021 GRAT, for which Mr. Jiang is the trustee, and 172,000 shares held by Mr. Jiang’s spouse.

(7)

Consists of (i) 90,304 shares of common stock, (ii) 1,738,288 shares of common stock issuable on the earlier of (a) July 1, 2022 and (b) specified events including change of control of the Company, separation of service and Mr. Brown’s disability or death, pursuant to an agreement between the Company and Mr. Brown dated June 30, 2021 and (iii) 804,520 shares of common stock issuable pursuant to options exercisable within 60 days of the Ownership Date.

(8)	Consists of 99,105 shares of common stock issuable pursuant to options exercisable within 60 days of the Ownership Date.

(9)	Consists of 50,000 shares of common stock. These numbers are calculated without regard to Mr. Epstein’s membership interest in Apex Technology Sponsor LLC.

(10)

Consists of (i) 200,000 shares of common stock and (ii) 4,015,890 shares of common stock issued in exchange for outstanding Legacy AvePoint common stock held by Mr. Ho’s affiliate, Balmoral Blue Limited. Mr. Ho and his wife, Anita Hong, may be deemed to beneficially own these securities.

(11)	Consists of 363,418 shares of common stock issuable pursuant to options exercisable within 60 days of the Ownership Date.

(12)	Consists of 128,618 shares of common stock and 6,484 shares of common stock issuable pursuant to the vesting of restricted stock units within 60 days of the Ownership Date.

(13)

The shares of common stock shown as beneficially owned by all directors and named executive officers as a group include a total of 9,594,248 restricted stock units and stock options they have the right to exercise as of or within 60 days after the Ownership Date, and exclude 7,768,901 restricted stock units and stock options that are not scheduled to vest as of or within 60 days after the Ownership Date.

Election of Directors

(Proposal 1)

Nominees for Election as Directors

The Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), provides that the Board is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The current terms of office of the three current classes of directors expire at this Annual Meeting, at the annual meeting of stockholders in 2023 and at the annual meeting of stockholders in 2024, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

In accordance with the recommendation of the Nominating and Corporate Governance Committee, Dr. Jiang and Ms. Schijns have been nominated by the Board for election to the class with a three-year term that will expire at the annual meeting of stockholders in 2025. Dr. Jiang is an incumbent director and Ms. Schijns is standing for election for the first time.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a majority of the votes cast in favor of such nominee at the Annual Meeting. The term “Majority” for purposes of election of directors means that a nominee receives more votes in favor of such nominee then are cast against such nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors. Brokers may vote their shares in favor of directors if they have voting instructions from the beneficial owners of the shares. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. If any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board may recommend. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

The Board unanimously recommends that the stockholders of AvePoint vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Directors For Election at the 2022 Annual Meeting fo Shareholders

Director	Age	Director Since
Tianyi Jiang	47	2005
Janet Schijns	59	New Director

Tianyi Jiang serves as our Chief Executive Officer. Prior to that, Dr. Jiang served as Legacy AvePoint’s Co-Chief Executive Officer alongside Mr. Gong from 2008 to 2021 and as a director since 2005. Dr. Jiang holds doctorate and master’s degrees in Data Mining from New York University in addition to a bachelor’s degree and master’s degree in Electrical and Computer Engineering from Cornell University. We believe Dr. Jiang is qualified to serve as a member of the Board because of his executive leadership experience and extensive experience in the fields of cloud computing and SaaS.

Janet Schijns Janet Schijns is CEO and Co-Founder of JS Group, a go to market consultancy dedicated to achieving results in the technology channel. She is the founder of the #digitalnormal movement in the industry driving profitable change in the partner community. She was formerly EVP and CMSO at Office Depot, where she led a major transformation to drive traction in services, generating recurring revenue from higher margin solutions. Prior to that, she was the Chief Channel Executive, Chief Marketing Technologist and ran business products for Verizon Business. Additionally, Ms. Schijns ran the channel organization for Motorola Enterprise and Government and is a noted and admired expert in the industry regularly appearing on the main stage at a variety of events. Additionally, Ms. Schijns currently serves on the Board of Directors for Ninjio, a security culture enablement provider who is helping to shut down business security breaches through employee empowerment. We believe Ms. Schijns is qualified to serve as a member of the Board because of her extensive expertise with SaaS channel organizations.

Directors Whose Terms Expire in 2023

Director	Age	Director Since
Brian M. Brown	49	2008
Jeff Epstein	65	2019
John Ho	45	2021

Brian Michael Brown serves as AvePoint’s Chief Legal and Compliance Officer and Secretary and was previously Legacy AvePoint’s COO, General Counsel and Secretary since 2016 and AvePoint’s General Counsel since AvePoint began. Mr. Brown has been a director since 2005. Mr. Brown holds a bachelor’s degree from the University of Michigan and a Juris Doctor from Michigan State University. We believe Mr. Brown is qualified to serve as a member of the Board because of his executive leadership experience, extensive legal background, familiarity with SaaS company operations and acumen with respect to international entity formation and legal operations.

Jeff Epstein was Apex Technology Acquisition Company’s Co-Chief Executive Officer, Chief Financial Officer and Secretary from its inception until the consummation of the Business Combination, at which time he became a member of our Board. Mr. Epstein has since 2011 been an operating partner with Bessemer Venture Partners, a venture capital firm, where he primarily works with chief executive and financial officers to create substantial operational improvements. From 2008 to 2011, Mr. Epstein was executive vice president and chief financial officer of Oracle Corporation, a global technology company. Prior to joining Oracle, he served as chief financial officer of several public and private companies, including DoubleClick (sold to Google), King World Productions (sold to CBS) and Nielsen’s Media Measurement and Information Group. Earlier in his career, he was an investment banker at The First Boston Corporation. Today Mr. Epstein leads the CFO Advisory Board at Bessemer where more than 100 portfolio company CFOs meet in person and online to help each other improve their effectiveness. Mr. Epstein specializes in marketplaces and B2B software companies and co-teaches the Lean Launchpad class at Stanford University’s Graduate School of Engineering. Mr. Epstein currently serves on the boards of directors of Couchbase, Inc., a cloud database software provider; Okta, Inc., an independent identity provider; Poshmark, Inc., a social marketplace for new and secondhand style for women, men, kids, pets, home and more; and Twilio, a cloud communications platform. Within the last five years, Mr. Epstein served on the boards of directors of Booking Holdings, an online provider of travel services; Global Eagle Entertainment, a provider of media services and satellite Wi-Fi to aircraft, boats and remote locations; Shutterstock, Inc., a stock photography and stock footage provider; and several private companies. Mr. Epstein holds an MBA from the Stanford University Graduate School of Business, and a BA from Yale College. We believe Mr. Epstein is qualified to serve as a member of the Board of Directors because of his extensive industry and finance experience.

John Ho has served as a member of our Board since the consummation of the Business Combination. Since 2009, Mr. Ho served as founder and chief industrialist investor of Janchor Partners. Mr. Ho has served as a non-executive director for Vocus Group Limited, a telecommunications company listed on the ASX, since January 2018. From April 2017 to December 2019, he served as chairman of the board of directors of Bellamy’s Organic, an organic infant milk formula and baby food company listed on the ASX. From July 2014 to July 2019, he served as deputy chairman, listing committee for the Hong Kong Exchanges and Clearing Limited. Mr. Ho received a bachelor of science degree in mathematics and a bachelor of commerce degree in finance from The University of New South Wales in Sydney, Australia. We believe Mr. Ho is qualified to serve as a member of the Board because of his experience in finance and as a director of public companies.

Directors Whose Terms Expire in 2024

Director	Age	Director Since
Xunkai Gong	60	2001
Jeff Teper	57	2020

Xunkai Gong has served as our Executive Chairman in July of 2021. Prior to that, Mr. Gong had served as Legacy AvePoint’s Chairman and Co-Chief Executive Officer alongside Dr. Jiang since 2008. Before that, Mr. Gong had served as Legacy AvePoint’s Chief Executive Officer since Legacy AvePoint’s incorporation in 2001. Mr. Gong holds a master’s degree in computer engineering from University of Chinese Academy of Sciences, a master’s degree in computer science from Southern University and Agricultural and Mechanical College at Baton Rouge, and a bachelor’s degree in electrical and electronics engineering from Dalian University of Technology. We believe Mr. Gong is qualified to serve as a member of the Board due to technical experience and leadership of AvePoint for the last twenty-one years.

Jeff Teper has served as a member of the board of directors of Legacy AvePoint since December 2014 and a member of our Board since the consummation of the Business Consummation.. Mr. Teper has worked at Microsoft Corporation since March 1992 and currently holds the title Corporate Vice President. Mr. Teper holds an MBA from Harvard Business School. He also holds a bachelor’s degree from New York University. We believe Mr. Teper is qualified to serve as a member of the Board because of his executive leadership experience and extensive experience in the Microsoft ecosystem and his familiarity with the industry.

Board Diversity

The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our directors bring to the Board to enable effective oversight. The matrix is intended to provide a summary of our directors’ qualifications and is not a complete list of each directors’ strengths or contributions to the Board. Additional details on each director’s experiences, qualifications, skills, and attributes are set forth in their respective biographies included in these proxy materials.

	Gong	Jiang	Brown	Epstein	Teper	Ho	CuUnjieng	Schijns
Skills and Experience
Executive Leadership	●	●	●	●	●	●	●	●
Financial and Accounting				●	●	●	●	●
Global Business	●		●	●		●	●	●
Software Technology	●	●	●	●		●
Strategy and Innovation	●	●		●	●	●	●	●
Cybersecurity			●	●	●
Risk Management			●	●
Service and Operations	●	●		●	●		●
Corporate Administration and Oversight			●	●		●		●
Tenure and Independence
Tenure (years)(1)	21	18	18	< 1	7	< 1	2	NA
Independence (Y/N)	N	N	N	Y	Y	Y	Y	Y
Demographics – Age
Age	59	47	49	65	57	45	63	59
Demographics – Gender Identity
Male	●	●	●	●	●	●	●

Female								●
Non-Binary
Did Not Disclose
Demographics – Racial Identity
African American or Black
Alaskan Native or Native American
Asian	●	●				●	●
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White			●	●	●			●
Two or More Races or Ethnicities
Did Not Disclose
Demographics – LGBTQ+ Identity
LGBTQ+ (Y/N)	N	N	N	N	N	N	N	N
Did Not Disclose

(1)	Includes tenure as a member of the board of directors of Legacy AvePoint

Corporate Governance

Board of Directors

The Board currently consists of seven (7) directors.

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During AvePoint’s 2021 fiscal year, the Board held five (5) meetings, the Audit Committee held two (2) meetings, the Compensation Committee held two (2) meetings, and the Nominating and Corporate Governance Committee held two (2) meetings. During 2021, each director attended at least 75% of the aggregate of the total number of meetings of the Board and of each committee of the Board on which such director served.

It is AvePoint’s policy that all directors should attend annual meetings of AvePoint’s stockholders. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s participation in and contributions to the activities of the Board, the results of the annual Board evaluation, past meeting attendance, and the other criteria for Board membership described in the Board’s Corporate Governance Guidelines, available at https://s29.q4cdn.com/420805721/files/doc_downloads/comm_charters/Exhibit-E-Corporate-Governance-Guidelines-AvePoint-Inc.pdf.

Each director is encouraged to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and appropriately address issues that arise. Board members are encouraged to attend seminars, conferences, and other continuing education programs designed especially for directors of public companies, including but not limited to, accredited director education programs.

Board Leadership Structure

Board Leadership Structure.

The Board is currently led by an Executive Chairman, Mr. Gong. The Board determined that Mr. Gong leading the Board was in the best interests of AvePoint because it allows AvePoint to benefit from Mr. Gong’s significant experience and accumulated expertise in AvePoint’s industry and AvePoint’s internal policies, practices and procedures to effectively and expertly guide the Board. Mr. Gong’s familiarity with AvePoint’s executives reinforces that the Board and executives will operate with continuity and common purpose.  The Board is further comprised of an independent Audit Committee Chairman, an independent Compensation Committee Chairman, and an independent Nominating and Corporate Governance Committee Chairman. These independent positions align with AvePoint’s corporate governance policies and practices and assure adequate independence of the Board.

Director Independence.

The Board has affirmatively determined that all of the current directors, other than Mr. Gong, who is AvePoint’s current Executive Chairman; Dr. Jiang, who is AvePoint’s current Chief Executive Officer; and Mr. Brown, who is AvePoint’s current Chief Legal and Compliance Officer. and Secretary, are “independent” within the independence guidelines governing companies listed on the Nasdaq Global Select Market (the “Nasdaq”). Nasdaq Rule 5605 delineates the listing qualifications and requirements for a board of directors and committees, including the independence standards for board members. Nasdaq requires that a majority of the board of directors of a listed company be “independent” and further that all members of the audit, nominating and compensation committees be independent. Under Rule 5605, an “independent director” means a person other than an executive officer or employee of a company or any individual having a relationship which, in the opinion of AvePoint’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In other words, the question of independence must ultimately be determined by the Board which must make an affirmative finding that a director is independent. However, the Nasdaq rules specify certain relationships that would disqualify a person from being considered independent. Stock ownership is not on the list and is not enough, without more, to preclude independence.

Nasdaq Rule 5605 species that the following people cannot be considered independent:

(i)

a director who is, or at any time during the past three years was, employed by the company, provided however, interim employment of less than one year would not be a disqualifier as long as such employment had since terminated. In addition, employment by an entity that was later acquired by the company would not disqualify a director from being independent provided the former officer was not employed by the company after the acquisition;

(ii)

a director who accepted or who has a family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than: (a) compensation for board or board committee service; (b) compensation paid to a family member who is an employee but not an executive of the company; (c) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or (d) compensation received while acting as an interim officer as long as such employment lasted for less than a year and has since terminated. Options received for services should be valued using a commonly accepted option pricing formula, such as the Black-Scholes or binomial model at the time of grant. The option value is considered a payment upon grant even if the option does not immediately vest or if there are conditions to vesting or exercise. This prohibition is meant to capture any compensation that directly benefits the director or family member and as such would include political contributions to a campaign by either. However, it is not meant to capture ordinary course business transactions such as interest on an arm’s-length loan;

(iii)	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

(iv)

a director who is, or has a family member who is, a partner in (other than limited partner), or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (a) payments arising solely from investments in the company’s securities; or (b) payments under non-discretionary charitable contribution matching programs;

(v)

a director of the company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company serve on the compensation committee of such other entity; or

(vi)

a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

Reference to the “company” in Nasdaq Rule 5605 includes parents and subsidiaries or any other entities that the company consolidates financial statements with, including variable interest entities. Executive officer refers to any person covered by SEC Rule 16a-1(f) and in particular the company’s president, principal financial officer, principal accounting officer, any vice-present in charge of a principal business unit, division or function or any officer or person who performs a policymaking function, which can include officers of a parent or subsidiary.

Board Committees

To support effective corporate governance, our Board delegates certain responsibilities to its committees, who report on their activities to the Board. These committees have the authority to engage legal counsel or other advisors or consultants as they deem appropriate to carry out their responsibilities.

Our Board has three standing committees:

∎  Audit Committee, chaired by Mr. Ho;

∎  Compensation Committee, chaired by Mr. Epstein; and

∎  Nominating and Corporate Governance Committee, chaired by Mr. CuUnjieng.

The following table provides summary information about each committee followed by a summary of each committee’s responsibilities. Each committee has a charter describing its specific responsibilities which can be found on our website at https://ir.avepoint.com/. Janet Schijns is nominated for election to the Board at the Annual Meeting. The Board will consider committee appointments for Ms. Schijns if she is elected to the Board.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Employee Directors
Xunkai Gong
Tianyi Jiang
Brian Michael Brown
Non-Employee Directors
Jeff Epstein		C	M
Jeff Teper	M	M
John Ho	C F		M
Stephen CuUnjieng	M F	M	C

C = Chair
M = Member
F = Financial Expert

Each of these committees plays an important role in the governance and leadership of our Board and each is chaired by an independent director with significant business experience.

Audit Committee.

During 2021, the Audit Committee of the Board was composed of three non-employee directors who meet the independence and expertise requirements of the Nasdaq listing standards: Mr. Ho, who is the Chairman, Mr. Teper, and Mr. CuUnjieng. Pursuant to SEC rules, the Board has determined that Mr. Ho and Mr. CuUnjieng are “audit committee financial experts,” as such term is defined for purposes of Item 407 of Regulation S-K promulgated by the SEC, and are independent of management. The Audit Committee held two meetings during 2021.

The Audit Committee operates under a written charter that is reviewed annually. The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing AvePoint’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of AvePoint’s system of internal controls over financial reporting and disclosure controls and procedures, reviewing the financial statements and other financial information included in AvePoint’s annual and quarterly reports filed with the SEC, reviewing the efficacy of AvePoint’s information security and technology risks (including cybersecurity) and related policies and procedures, which include receiving quarterly reports from the Chief Legal and Compliance Officer (“CLO”) who is tasked with monitoring cybersecurity risks, and exercising oversight with respect to AvePoint’s Code of Conduct and Ethics and other policies and procedures regarding adherence with legal requirements. The Audit Committee has the authority to retain and terminate any third-party consultants and to obtain advice and assistance from internal and external legal, accounting and other advisers. The Audit Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Audit Committee charter is available on AvePoint’s website at https://ir.avepoint.com/corporate-governance#board-of-directors-and-committees.

Compensation Committee.

During 2021, the Compensation Committee of the Board was composed of three non-employee directors who meet the independence requirements of the Nasdaq listing standards: Mr. Epstein, who is chairman, Mr. Teper, and Mr. CuUnjieng. The Compensation Committee held two meetings during 2021.

The Compensation Committee operates under a written charter that is reviewed annually. Pursuant to its charter, the principal functions of the Compensation Committee are to review, determine and approve the compensation and benefits of AvePoint’s Executive Officers, including the Executive Chairman and the other executive officers named in the Summary Compensation Table following the Compensation Discussion and Analysis section of this Proxy Statement, or “named executive officers,” as well as other officers, and to administer AvePoint’s employee benefit programs, including its 2021 Equity Incentive Plan (the “2021 Plan”), the 2016 Equity Incentive Plan (“2016 Plan”), and the 2006 Equity Incentive Plan (“2006 Plan”). The Compensation Committee is responsible for reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management

The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external accounting advisers. (See the Compensation Discussion and Analysis section of this Proxy Statement for information regarding the practices of the Compensation Committee, including the role of the officers and the Compensation Committee’s compensation consultant in determining or recommending the amount and form of compensation paid to the named executive officers.) The Compensation Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Compensation Committee charter is available on AvePoint’s website at https://ir.avepoint.com/corporate-governance#board-of-directors-and-committees.

Nominating and Corporate Governance Committee.

During 2021, the Nominating and Corporate Governance Committee was composed of three non-employee directors who meet the independence requirements of the Nasdaq listing standards: Mr. CuUnjieng, who is chairman, Mr. Epstein, and Mr. Ho. The Compensation Committee held one meeting during 2021.

The Nominating and Corporate Governance Committee operates under a written charter that is reviewed annually. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board and for making recommendations to the Board regarding Board size and membership qualifications, Board committees, and corporate organization. In addition, the Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding corporate governance guidelines and related matters, including in relation to enterprise risk management, privacy, cybersecurity, personal data security, and corporate social responsibility

The Nominating and Corporate Governance Committee has the authority to retain and terminate any search firm engaged to identify director candidates, and to obtain advice and assistance from outside advisors, as it deems appropriate in its sole discretion. The Nominating and Corporate Governance Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Nominating and Corporate Governance Committee charter is available on AvePoint’s website at https://ir.avepoint.com/corporate-governance#board-of-directors-and-committees.

Board Risk Oversight

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to AvePoint and its stockholders. While the Executive Chairman, CEO and other members of the executive leadership team are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within AvePoint and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through independent board committees, and majority independent board composition, with an experienced Executive Chairman who has extensive knowledge of the business, history, and the complex challenges AvePoint faces. The Executive Chairman’s in-depth understanding of these matters and involvement in the day-to-day management of AvePoint uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The Chairman, Lead Independent Director, independent committee chairs and other directors also are experienced executives who can and do raise issues for Board consideration and review, and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the Chairman, independent board committees, independent board members, and the executive officers, which enhance risk oversight.

The Board exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular attendance at all committee meetings by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. On at least an annual basis, the Board conducts a review of our long-term strategic plans and members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. At each quarterly meeting, or more often as necessary, the CLO provides written and/or oral reports to the Board on the critical issues we face, and each officer reports on recent developments in their respective operating area. These reports include a discussion of business risks as well as a discussion regarding enterprise risk. In addition, at each quarterly meeting, or more often as necessary, the CLO updates the Board on material legal and regulatory matters.

The Audit Committee is responsible for reviewing the framework by which management discusses our risk profile and risk exposures with the full Board and its committees. The Audit Committee meets regularly with our CFO, CLO, independent auditor, internal auditor, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. The Audit Committee meets regularly in separate executive sessions with the independent registered public accounting firm and internal auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices and ensuring executive compensation is aligned with performance. The Compensation Committee is also charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans, reviewing and retaining compensation advisers, and considering the results of the non-binding advisory say-on-pay vote and determine what adjustments, if any, are necessary or appropriate for AvePoint to make to its compensation policies and practices in light of the results of such vote. The Compensation Committee meets regularly with the CLO and Chief People Officer and other executive officers as well as in separate sessions with AvePoint’s external compensation consultant to facilitate a full and candid discussion of executive performance and compensation.

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, Board compensation, director independence, and our corporate governance profile and ratings. The Committee also is actively engaged in overseeing risks associated with succession planning for the Board and management.

Environmental, Social and Governance Matters

The Board of Directors, its committees and AvePoint's management recognize the importance of environmental, social and governance (“ESG”) matters and how they impact our stakeholders. We believe appropriately responding to ESG issues is an important component of corporate social responsibility and comprehensive fiscal management. In light of the continued importance surrounding ESG matters, AvePoint is active in establishing and improving programs, practices and policies to maximize the benefit to AvePoint, and our stockholders, employees and the communities we impact. We believe that strong ESG programs and practices are critical to attracting the best talent, executing on our strategies, maintaining a robust supplier and channel partner base, and innovating to meet our consumers’ evolving expectations.

The Company’s policies, practices and programs include engagement with external stakeholders to learn about their priorities and get their feedback; coordination of relevant company projects and initiatives; and alignment with AvePoint’s strategies and implementation.

Further, the Board and its committees review and discuss with management matters related to human capital management, including AvePoint’s commitments and progress on inclusion and diversity, employee engagement, compensation and benefits, business conduct and compliance, and executive succession planning. During 2021, the Board and its committees also reviewed and discussed with management the impact of COVID-19 on AvePoint’s employees, supply chain, and business, and management’s strategies and initiatives to respond to, and mitigate, adverse impacts, including enhanced health and safety measures for AvePoint’s and its supply chain’s workforce. We are committed to conducting operations and activities in a manner that provides and maintains safe and healthy working conditions, protects the environment, and conserves natural resources. In meeting this commitment, it is our policy that no employee shall engage in any conduct that violates any environmental, health or safety law or is otherwise inconsistent with the health and safety needs of our employees and the environmental needs of our communities. We are also committed to the continual improvement of our environmental management systems, our environmental, health and safety programs, and to the prevention of pollution.

Compensation Committee Interlocks and Insider Participation

Jeff Epstein was employed by Apex prior to the closing of the Business Combination between AvePoint and Apex. Following the consummation of the Business Combination, no member of the Compensation Committee was an officer or employee of AvePoint or any subsidiary of AvePoint during 2021. There are no interlock relationships as defined in the applicable SEC rules. None of our executive officers currently serve, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers that serve as a member of the Board or Compensation Committee.

Director Nominations Policy

The Board has, by resolution, adopted a director nominations policy (the “nominations policy”). The purpose of the nominations policy is to set forth the process by which candidates for directors are selected. The nominations policy is administered by the Nominating and Corporate Governance Committee of the Board.

The Board does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the Board, the Nominating and Corporate Governance Committee will take into account AvePoint’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, technology or other areas relevant to AvePoint’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and Nasdaq rules; service on other boards of directors; sufficient time to devote to Board matters; ability to work effectively and collegially with other Board members; and diversity. In considering the diversity of candidates, the Committee considers an individual’s background, professional experience, education and skill, race, gender and/or national origin. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee will review such directors’ overall service to AvePoint during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with AvePoint during their term. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Corporate Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, and AvePoint’s advisers. The Nominating and Corporate Governance Committee has used in the past, and may use in the future, the services of an executive search firm to help identify candidates for directors who meet the qualifications outlined above. The search firm screens the candidates, conducts reference checks, prepares a biography of each candidate for committee review and assists in arranging interviews.

The Committee will also consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider any written recommendations of director candidates by stockholders received by the Secretary of AvePoint no later than 120 days before the anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to AvePoint, Inc., 901 East Byrd Street, Ste. 901, Richmond, VA 23219, Attention: Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of AvePoint’s director nominations process. The Nominating and Corporate Governance Committee intends to review the nominations policy as it considers advisable and anticipates that modifications may be necessary from time to time as AvePoint’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Corporate Governance Committee may amend the nominations policy at any time.

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at an Annual Meeting, it must be submitted by the stockholder in writing to AvePoint’s Secretary at AvePoint, Inc., 901 East Byrd Street, Ste. 900, Richmond, VA 23219 and comply with the requirements of Rule 14a-8 of the Exchange Act.

Notices of a nomination or proposal must be delivered to AvePoint not less than 90 days and not more than 120 days prior to the date for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of  (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by AvePoint. Accordingly, to be timely for the 2023 Annual Meeting of Stockholders, assuming the meeting is held on or about May 3, 2023, a stockholder’s notice must be delivered to or mailed and received by AvePoint’s Secretary not earlier than January 3, 2023 and not later than February 2, 2023. A stockholder’s notice to the Secretary must also set forth the information required by AvePoint’s amended and restated bylaws and Rule 14a-8 of the Exchange Act.

Communications with the Board of Directors; Reporting Questionable Accounting, Internal Accounting Controls and Auditing Matters

The Board welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Security holders and other interested parties may communicate any concerns they may have about AvePoint directly and confidentially to either the full Board or the non-management directors as a group, or an individual director, by writing to: “Board of Directors” or “Non-Management Directors” or Name of Individual Director, AvePoint, Inc., 901 East Byrd Street, Ste. 901, Richmond, VA 23219, Attention: Secretary.

Stockholders and other interested parties may also make reports or provide other types of communication via the AvePoint Anonymous Reporting Hotline at https://www.lighthouse-services.com/avepoint, the AvePoint Anonymous Reporting Email at, or by reports@lighthouse-services.com calling the appropriate number below:

●	English speaking USA and Canada: 833-950-4544
●	Spanish speaking USA and Canada: 800-216-1288

●	French speaking Canada: 855-725-0002
●	Spanish speaking Mexico: 01-800-681-5340
●	All other countries: 800-603-2869

An independent third-party vendor maintains the AvePoint Anonymous Reporting Hotline, which is available 24 hours a day, 365 days a year. A caller wishing to be identified may indicate his or her name in the message. All calls are forwarded to the CLO. The CLO then reviews and forwards all communications to the Board member or members that the caller designates, except for those communications that are outside the scope of Board matters or duplicative of other communications previously forwarded to the intended recipients. The CLO will retain copies of all communications and maintain a record of whether the communications were forwarded and, if not, the reason why not.

Shareholder Engagement

We proactively engage with shareholders and other stakeholders throughout the year to learn their perspectives on significant issues, including AvePoint performance and strategy, corporate governance, executive compensation, and environmental, social, and governance topics. This engagement helps us better understand shareholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives and practices, and fosters constructive dialogue. We take feedback and insights from our engagement with shareholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and further share them with our Board as appropriate.

Section 16(a) Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires AvePoint’s directors and executive officers and persons who own more than 10% of AvePoint’s common stock to file with the SEC and the Nasdaq initial reports of ownership and reports of changes in ownership of common stock and other equity securities of AvePoint. The reporting persons are required by rules of the SEC to furnish AvePoint with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to AvePoint for fiscal 2021 or written representations that no other reports were required, AvePoint believes that the foregoing reporting persons complied with all filing requirements for fiscal 2021.

Availability of Code of Ethics and Business Conduct, Bylaws, Corporate Governance Guidelines, and Committee Charters

We have adopted a Code of Ethics and Business Conduct (the “Code”), which is applicable to all of our directors, officers and employees, including our Executive Chairman, CEO, CLO, and CFO. Our Code, our Bylaws, our Corporate Governance Guidelines, and the charters of each standing committee of our Board are available free of charge at our Investor Relations website, https://ir.avepoint.com/. Copies of the foregoing are available in print for any stockholder that requests them. Requests for copies of these documents should be directed to Secretary, AvePoint, Inc., 901 East Byrd Street, Ste. 901, Richmond, VA 23219.

To the extent required by SEC rules, AvePoint intends to disclose any amendments to the Code, and any waiver of a provision of the Code with respect to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our web site referred to above within four business days following any such amendment or waiver, or within any other period that may be required under SEC rules from time to time.

Additional Information

At our Investor Relations website, https://ir.avepoint.com/, we make available free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, including:

■

Our prospectuses, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC at www.sec.gov.

■	Announcements of investor conferences, speeches, presentations, and events at which our executives talk about our product, service, and competitive strategies.
■	Press releases on quarterly earnings, product and service announcements, legal developments, and national and international news.
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Corporate governance information including our articles of incorporation, bylaws, governance guidelines, committee charters, code of ethics and business conduct, whistleblower “open door” policy for reporting accounting and legal allegations, global corporate social responsibility initiatives, and other governance-related policies.

■

Other news and announcements that we may post from time to time that investors might find useful or interesting, including with respect to our business strategies, financial results, and metrics for investors.

In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in AvePoint to review the information we post on the social media channels listed on our Investor Relations website.

Non-Employee Director Compensation

Non-employee directors of AvePoint receive cash and stock-based compensation under the AvePoint, Inc. 2021 Equity Plan. The 2021 Equity Plan is administered by the Compensation Committee of the Board. The 2021 Equity Plan was approved by stockholders at the 2021 special meeting of stockholders held July 1, 2021.

The Compensation Committee is responsible for making recommendations to the Board regarding non-employee director compensation. In accordance with this authority, the Compensation Committee utilizes the independent compensation consultant, Lockton Companies Inc. (“Lockton”), to advise the Compensation Committee on matters related to director compensation.

The Company’s director compensation program was reviewed by Lockton in 2021 relative to AvePoint’s peer group. The Company’s peer group was reviewed by Lockton prior to each compensation review, and in October 2021, Lockton provided the Compensation Committee (with respect to director compensation) a set of considerations for change, including proposed additions and deletions to the peer group.

The Lockton review indicated that the non-employee directors’ total annual compensation (consisting of cash and equity-based compensation) was approximately 100% of the median of the peer group (assuming a hypothetical director serves as a member of two committees). The Compensation Committee, desiring that non-employee directors’ total annual compensation more closely align with the peer group approved on August 31, 2021, the total annual compensation. For the hypothetical director referred to above, the total annual compensation was $204,000, which equates to approximately 100% of the median of the peer group.

In October 2021, the Compensation Committee resolved to provide the following compensation to non-employee directors for their service as members of the Board and as members of the various Board committees effective as of July 1, 2021:

■	An annual cash retainer of $36,000;
■	A US$4,000 cash incentive payment for each committee on which such non-employee director sits;
■	A US$160,000 one-time grant of RSU’s for the initial year of service on the Board;

■	Annual US$160,000 RSU grants for each additional year of service on the Board (subject to the annual approval of such grant amounts by the Compensation Committee), in each case vesting annually.

We reimburse our directors for reasonable out-of-pocket and travel expenses incurred in connection with their service on the Board.

The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2021 by non-employee directors. Mr. Gong, Dr. Jiang, and Mr. Brown also serve as directors but did not receive any additional compensation for their service as directors. Their compensation as executive officers is set forth below “Summary Compensation Table.”

Non-Employee Director	Cash Retainer (US$)(1)	Committee Cash Incentive Payment (US$)(2)	RSU Awards (US$) (3)(4)	Total (US$)
Jeff Epstein	$18,000	$8,000	$160,000	$186,000
Jeff Teper	$18,000	$12,000	$160,000	$190,000
John Ho	$18,000	$8,000	$160,000	$186,000
Stephen CuUnjieng	$18,000	$12,000	$160,000	$190,000
Michael McGinn(3)	-	-	-	-

(1)	All non-employee directors were granted an annual cash retainer equal to $36,000, prorated for the portion of the year in which they served as directors on the Board.
(2)	Non-employee directors were granted a $4,000 cash incentive payment for each committee on which such non-employee director sit.,
(3)

This calculation assumes that the director will perform the requisite service for the award to vest in full as required by SEC rules. The amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be realized by the directors upon the vesting of the RSUs or the sale of the Common Stock underlying such RSUs.

(4)

The table below shows the aggregate number of RSUs outstanding for each of our non-employee directors as of December 31, 2021. The RSUs are subject to a one year vesting period from the date of grant (September 1, 2021).

(5)	Mr. McGinn ceased serving as a director of Legacy AvePoint as of April 2021.

Non-Employee Director	Number of Shares Subject to Outstanding Options	Number of RSU Awards	Total Common Stock Shares Subject to Equity Awards
Jeff Epstein	-	16,598	16,598
Jeff Teper	528,593	16,598	545,191
John Ho	-	16,598	16,598
Stephen CuUnjieng	264,262	16,598	280,860
Michael McGinn	-	-	-

∎

For service on the Board, each non-employee director receives an annual fee of $36,000, and an annual award of restricted stock units or any combination thereof (as determined by the Compensation Committee) valued at $160,000.

∎	Any non-employee director who serves on a committee of the Board will receive an additional $4,000 per committee annually.

∎

The annual director fee and the annual committee fees are paid in four equal quarterly installments in arrears on the first business day following each quarter of the fiscal year in which the eligible director completes board or committee service. Such fees are paid in the form of cash, provided that a director may elect to receive all or any portion of such fees in the form of a grant of restricted shares units (as determined by the Compensation Committee). The fiscal year of the Outside Director Plan is June 1 through May 31.

∎	The annual grants of equity are made in arrears on the date of the first regularly scheduled Board meeting after June 30 of each year.

∎

All grants of restricted stock units vest one year after grant provided that the grants will immediately vest in the event of death, disability, retirement, or termination in connection with a change in control.

∎	All fees described above paid in arrears are pro-rated for any partial periods served.

The Outside Director Plan is designed to deliver compensation approximately 22% in cash and 78% in equity (assuming a director does not elect to receive additional equity in lieu of cash, as described above), with the objective of appropriately balancing the pay of non-employee directors for their service while linking their compensation closely to returns to stockholders through the potential for enhanced value from future stock price appreciation. Directors are also reimbursed for actual travel expenses.

The Company does not provide pensions, medical benefits or other benefit programs to non-employee directors.

Current Total Ownership of Non-Employee Directors

As of March 4, 2022, our non-employee directors held the following outstanding equity in AvePoint:

	Common Stock Shares	Number of Shares Subject to Outstanding Vested Options	Number of Shares Subject to Outstanding Unvested Options	Number of Unvested RSU Awards	Number of Vested RSU Awards	Aggregate Amount of Common Stock Shares Outstanding	Aggregate Amount of Common Stock Shares Beneficially Owned(1)
Jeff Epstein	50,000	0	0	16,598	0	66,598	50,000
Jeff Teper	0	363,418	165,155	16,598	0	545,191	363,418
John Ho	4,215,890	0	0	16,598	0	4,232,488	4,215,890
Stephen CuUnjieng	0	99,105	165,157	16,598	0	280,860	99,105
Janet Schijns	0	0	0	0	0	0	0
Mike McGinn	-	-	-	-	-	-	-

(1)

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days.

(2)	Mr. McGinn ceased serving as a director of Legacy AvePoint as of April 2021.

In 2021, the Board also adopted, on a voluntary basis and in advance of final Dodd-Frank Act hedging rules, an Insider Trading Policy which is inclusive of anti-hedging and anti-pledging mechanics applicable to our employees, officers, employee directors, and non-employee directors. The Insider Trading Policy prohibits our directors from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of AvePoint equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering AvePoint equity as collateral for indebtedness. Any material waiver, variation, modification, or amendment to the Insider Trading Policy in connection with a proposed activity by an executive officer or director is subject to review and approval by the CLO and the Audit Committee.

Named Executive Officers

The table below sets forth information concerning our executive officers covered in the “Compensation Discussion and Analysis” section of this Proxy Statement. We refer to them as the “named executive officers.”

Executive Officer	Age	Position with Company
Xunkai Gong	59	Executive Chairman
Tianyi Jiang	47	Chief Executive Officer
Brian M. Brown	49	Chief Legal and Compliance Officer
James Caci	57	Chief Financial Officer

Xunkai Gong has served as our Executive Chairman in July of 2021. Prior to that, Mr. Gong had served as Legacy AvePoint’s Chairman and Co-Chief Executive Officer alongside Dr. Jiang since 2008. Before that, Mr. Gong had served as Legacy AvePoint’s Chief Executive Officer since Legacy AvePoint’s incorporation in 2001 . Mr. Gong holds a master’s degree in computer engineering from University of Chinese Academy of Sciences, a master’s degree in computer science from Southern University and Agricultural and Mechanical College at Baton Rouge, and a bachelor’s degree in electrical and electronics engineering from Dalian University of Technology.

Tianyi Jiang was appointed as our Chief Executive Officer and a director in July of 2021. Prior to that, Dr. Jiang served as Legacy AvePoint’s Co-Chief Executive Officer alongside Mr. Gong from 2008 to 2021 and as a director since 2005.. Dr. Jiang holds doctorate and master’s degrees in Data Mining from New York University in addition to a bachelor’s degree and master’s degree in Electrical and Computer Engineering from Cornell University.

Brian M. Brown serves as AvePoint’s Chief Legal and Compliance Officer and Secretary and was previously Legacy AvePoint’s COO and General Counsel since 2016 and AvePoint’s General Counsel since AvePoint began. Mr. Brown has been a director since 2008. Mr. Brown holds a bachelor’s degree from the University of Michigan and a Juris Doctor from Michigan State University. We believe Mr. Brown is qualified to serve as a member of the Combined Company board of directors because of his executive leadership experience, extensive legal background, familiarity with SaaS company operations and acumen with respect to international entity formation and legal operations.

James Caci was appointed as our Chief Financial Officer in August of 2021. In this role, Mr. Caci works to improve the AvePoint’s financial capabilities, provide quality insights for informed decision-making, achieve goals for financial transparency and integrity, and help the company scale both organically and through acquisition. Mr. Caci has over 25 years of experience leading the strategic finance operations at both public and privately held SaaS and IT service companies. Prior to AvePoint, Mr. Caci served as CFO of Brand Value Accelerator, where he aligned the company to capitalize on meteoric rise of Shopify, Nicopure Labs, and Conductor, Inc., among others. Mr. Caci has a BS in business administration from Montclair State University.

Compensation Discussion and Analysis

Introduction

This section describes AvePoint’s compensation program for its Executive Chairman, Chief Executive Officer (“CEO”), Chief Legal and Compliance Officer (“CLO”), and its Chief Financial Officer (“CFO”), all of whom are referred to collectively as the “named executive officers”. For fiscal 2021, AvePoint’s named executive officers were:

∎	Xunkai Gong, Executive Chairman;

∎	Tianyi Jiang, Chief Executive Officer;

∎	Brian Michael Brown, Chief Legal and Compliance Officer;

∎	James Caci, Chief Financial Officer

This Compensation Discussion and Analysis focuses on the material elements of our executive compensation program in effect for the 2021 fiscal year. It also provides an overview of our executive compensation philosophy and why we believe the program is appropriate for AvePoint and its stockholders. Finally, we discuss the Compensation Committee’s methodology for determining appropriate and competitive levels of compensation for the named executive officers. Details of compensation paid to the named executive officers can be found in the tables below.

Our executive compensation program is intended to align the interest of our named executive officers with those of our stockholders by rewarding performance that meets or exceeds the goals the Board and Compensation Committee establish with the objective of increasing stockholder value. In line with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive and long-term equity incentives.

2021 Say-on-Pay Results and Considerations

The Company provides its stockholders the opportunity to cast an annual non-binding advisory vote on executive compensation (a “say-on-pay proposal”). The Company and AvePoint’s Compensation Committee consider the outcome of AvePoint’s say-on-pay proposal when making future compensation decisions for the executive officers of AvePoint. Although this vote is advisory (and therefore not binding on AvePoint), AvePoint, the Compensation Committee and the Board carefully review this result each year and consider it, along with other communications from stockholders relating to our compensation practices, in making future compensation decisions for executive officers of AvePoint.

Compensation Philosophy and Objectives

What person or group is responsible for determining the compensation levels of named executive officers?

The Role of the Compensation Committee. The Compensation Committee, pursuant to its charter, reviews, determines and approves the compensation, including base salary, and annual and long-term incentives of AvePoint’s Executive Chairman, CEO, the other named executive officers, as well as the other officers. Additionally, the Compensation Committee administers AvePoint’s compensation programs, including the 2021 Plan, the 2016 Plan, and the 2006 Plan.

The Role of Consultants. The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisers. The Compensation Committee has the authority to compensate its outside advisers without obtaining approval of the Board. In accordance with this authority, the Compensation Committee retained Lockton Companies Inc. (“Lockton”) in 2021 as the committee’s independent compensation consultant to advise the Compensation Committee on matters related to CEO and other officer compensation. The Compensation Committee assessed Lockton’s work as required under rules of the SEC and concluded that it did not raise any conflicts of interest and that Lockton was independent within Nasdaq’s listing standards.

The consultant’s assignments are determined by the Chairman of the Compensation Committee. At the request of the Chairman, the consultant assists in developing the peer group of companies and compensation surveys to be used for the competitive analyses, prepares the market analysis of named executive officer compensation, prepares a financial analysis of AvePoint’s performance vis-à-vis the peer group and analyzes the relationship between CEO pay and company performance, constructs market competitive ranges of pay opportunity for base salaries, annual cash incentive targets, and long-term equity incentive awards for named executive officers, and reviews the annual and long-term incentive plans for linkage to key business objectives and company performance. The consultant advises the Compensation Committee as to the compensation of executive officers of AvePoint, but does not recommend any specific pay level changes for executive officers.

During 2021, the total fees paid to Lockton for services performed during 2021 relating to executive compensation were $42,060.

The Role of Executives. The Company’s Executive Chairman, CEO, Chief People Officer (“CPO”) and CLO are actively involved in the executive compensation process. The CEO and CPO review the performance of each of the named executive officers and, within the defined program parameters, recommend to the Compensation Committee base salary increases, annual incentive targets and long-term equity awards for such individuals. The CPO and CLO ensure the executive compensation program attracts, retains, and motivates AvePoint’s executive team and potential executive hires. The CPO and CLO attend the meetings of the Compensation Committee, but do not participate in the Compensation Committee’s executive sessions.

What are AvePoint’s executive compensation principles and objectives?

The Compensation Committee believes that the structure of the compensation program for named executive officers should be designed to attract, motivate, and retain key talent to promote the long-term success of AvePoint, and to balance these objectives with a strong link to stockholder return and other measures of performance that drive total stockholder return.

The Company’s overall executive compensation philosophy is that pay should be competitive with the relevant market for executive talent, be performance-based, vary with the attainment of specific objectives, and be closely aligned with the interests of AvePoint’s stockholders. The core principles of AvePoint’s executive compensation program include the following:

∎

Pay competitively: The Compensation Committee believes in positioning executive compensation at competitive levels necessary to attract and retain exceptional leadership talent. An individual’s performance and importance to AvePoint can result in that individual’s total compensation being higher or lower than AvePoint’s target market position. The Compensation Committee regularly utilizes the assistance of the compensation consultant to provide information on market practices, programs, and compensation levels.

∎

Pay-for-performance: The Compensation Committee structures executive compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on financial performance, with the goal of fostering stockholder value creation in the short and long-term.

∎

Create an ownership culture: The Compensation Committee believes that using equity compensation to instill an ownership culture effectively aligns the interests of management and the stockholders. To promote this alignment, the Compensation Committee granted equity awards in 2021, which were comprised of time-based stock options and time-based Restricted Stock Units to provide incentives for named executive officers to enhance stockholder value.

∎

Utilize a total compensation perspective: The Compensation Committee considers all of the compensation components — base salary, annual cash incentive, long-term equity incentives, benefits and perquisites — in total.

∎

Improved financial performance: The Company aggressively pursues strategies intended to improve its financial and operational performance by expanding its product offerings, enhancing its sales channels, improving production performance, including quality, efficiency, capacity, and lowering costs. The Compensation Committee believes in utilizing a compensation program that appropriately rewards executives for the achievement of these objectives.

The CPO, CLO and the Compensation Committee regularly review the executive compensation program and philosophy to assess whether the program promotes the objectives of enabling AvePoint to attract and retain exceptionally talented executives and to link total compensation to AvePoint’s ability to meet its annual financial and non-financial goals and, in the longer term, to produce enhanced levels of total stockholder return. Based on such reviews, programmatic changes have been implemented at various times to enhance consistency of the various compensation elements with the program’s philosophy.

How Do We Determine Executive Pay?

Benchmarking: Benchmarking in comparison to the peer group is one of several factors considered in the compensation process but is not in and of itself determinative. The relative position of an individual named executive officers in comparison to the peer group is based on their respective competencies, experience and performance. While we do not establish executive pay based solely on benchmarking data, we believe that our pay levels and practices should be within a range of competitiveness with our peer group and benchmarking provides us with an assessment of reasonableness and competitiveness; however, each individual’s actual compensation is based on numerous factors including the individual’s level of experience in the role and the annual and long-term performance of both AvePoint and the individual.

The Compensation Committee benchmarks target total direct compensation, which consists of base salary, target annual cash incentive, and long-term equity incentives, to a peer group of companies (the “peer group”). The Compensation Committee benchmarks its named executive officer compensation because the Compensation Committee believes this is the best way to determine whether such compensation is competitive with AvePoint’s labor market for executive talent.

Peer Group: The Compensation Committee takes into account a number of factors for each potential peer group company including, but not limited to, size (revenues, market capitalization and number of employees), nature of business (business comparators and similar customer base), organizational complexity and business model (span and scope of the organization), competition for executive talent (organizations from which executives may be recruited to and from) and location. While all of the aforementioned factors are taken into account, the Compensation Committee considered the most important factors to be size, nature of business and competition for executive talent as these provide the most meaningful insight into competitive practices.

In July 2021, Lockton completed an executive compensation benchmarking study.

Elements of Executive Compensation

Base Salary

Base salary is annual fixed cash compensation, and is a standard element of compensation, necessary to attract and retain talent. Base salary is the principal non-variable element of AvePoint’s total compensation program.

Base salaries reflect each named executive officer’s responsibilities, the impact of each named executive officer’s position, and the contributions each named executive officer delivers to AvePoint.

Base salaries are determined by competitive levels in the market, based on AvePoint’s peer group and the results of executive compensation surveys, for executives with comparable responsibilities and job scope. Base salary increases, if any, are based on individual performance, market conditions and company performance. To gauge market conditions, the Compensation Committee evaluates the peer group and market data compiled by its consultant. Base salaries are set following review of this data upon consideration of the named executive officer’s experience, tenure, performance, and potential.

In January 2021, as described above, the Compensation Committee approved increases to the base salaries of the named executive officers.

The annualized base salaries of the named executive officers are as follows:

Named Executive Officer	2020 Base Salary		2021 Base Salary
Xunkai Gong (1)		$330,000	$400,000
Tianyi Jiang (2)		$360,000	$450,000
Brian Michael Brown (3)		$240,000	$350,000
James Caci	$	---	$315,000

(1)	Mr. Gong was promoted from Co-Chief Executive Officer to Executive Chairman in 2020. The amount stated above for 2021 is his annualized base salary for 2021.

(2)	Dr. Jiang was promoted in 2020 from Co-Chief Executive Officer to Chief Executive Officer. The amount stated above for 2021 is his annualized base salary.

(3)	Mr. Brown has been AvePoint’s General Counsel since AvePoint’s inception and its Secretary since 2016. In 2021, Mr. Brown also assumed the additional responsibilities of Chief Compliance Officer.

Annual Incentive Plan

The Annual Incentive Plan (“AIP”) is a cash incentive that provides our executive officers with the opportunity to be rewarded annually based on the achievement of AvePoint’s key financial goals. The Compensation Committee sets the target annual cash bonus for each named executive officer as a percentage of the executive’s annual base salary. The actual amount of the award is determined based on the level of achievement against each financial goal after the completion of the performance period. For 2021, the Compensation Committee approved the following target incentive percentages, all of which were capped at 100% of target:

Named Executive Officer	Target Incentive as a % of Base Salary
Xunkai Gong	100%
Tianyi Jiang	80%
Brian M. Brown	100%
James Caci	90%

2021 Financial Results and Payouts. For 2021, the Compensation Committee used Total Revenue and Annual Recurring Revenue (“ARR”), as the key financial metrics to determine the level of payout for each named executive officer. Total Revenue was achieved at $191.9 million (after any accounting adjustments) versus external guidance between $194.4 million and $196.4 million, while ARR was $159.2 million, representing 34% year-over-year growth. Based on these results, the Committee set the payout level for each named executive officer, with the exception of Mr. Caci, at 90% of target.

Actual payouts to each of the named executive officer in February 2022, were calculated as follows:

Executive Officer	2021 Base Salary	Target Annual Cash Incentive (as a % of Base Salary)	Target Annual Cash Incentive	Annual Cash Incentive Payout Percentage	2021 Annual Cash Incentive
Xunkai Gong	$400,000	100%	$400,000	90%	$360,000
Tianyi Jiang	$450,000	80%	$360,000	90%	$324,000
Brian M. Brown	$350,000	100%	$350,000	90%	$315,000
James Caci (1)	$315,000	90%	$285,000	100%	$118,125

(1)

Mr. Caci was appointed Chief Financial Officer in August 2021, with an annual base salary of $315,000. It was agreed that Mr. Caci would receive a 100% annual cash incentive payout. The amounts stated above are pro-rata amounts applied for the portion of the year Mr. Caci was employed by AvePoint.

2022 Annual Incentive Plan Goals. After the completion of the 2021 performance period, the Compensation Committee has approved the below financial goals and weights for the 2022 AIP:

Financial Goal	Weight
Annual Recurring Revenue (ARR)	40%
Total Revenue	40%
Non-GAAP Operating Income	20%

Long-Term Equity Compensation

We believe that long-term equity compensation provides appropriate motivational tools to achieve certain long-term company goals. The long-term equity compensation plan is designed to align the interests of named executive officers with those of stockholders, motivate each named executive officer to achieve key financial goals and reward superior performance. The design of the program helps to reduce turnover and to retain the knowledge and skills of AvePoint’s valued employees. In structuring the amount of long-term equity compensation awards, the Compensation Committee seeks to balance such awards and the interests of AvePoint’s stockholders under a policy that moderates the dilutive effects of annual equity awards against the need to provide attractive and competitive incentive compensation.

The Compensation Committee approves annual equity awards to named executive officers and other key employees at the February Committee meeting, with the grant date following in March after the blackout is lifted. The Company does not time the grant in coordination with the release of material non-public information.

Elements of Long-Term Equity Compensation:

Time-Based RSUs. RSUs are similar to time-based restricted shares, with the principal difference being that with RSUs, the shares are not actually issued until vesting. The RSUs have a four-year vesting period, vesting one-fourth after the first year with the remaining three-fourths vesting quarterly over the next twelve quarters. The number of RSUs granted is based on the approved target dollar amount of the award, divided by the fair market value of AvePoint’s common stock on the date of the grant. Upon vesting, each RSU will equal the right to receive one share of AvePoint’s stock.

RSUs facilitate retention by providing value if the named executive officer remains with AvePoint over the vesting period. In addition, RSUs provide alignment with stockholders through stock ownership, and the potential for future growth.

Stock Options. Stock options (“options”) are grants which give the holder the right to receive stock in AvePoint upon paying the exercise price determined at the time of grant. The grant price is the closing market price of AvePoint’s common stock on Nasdaq on the grant date. Options have a four-year vesting period, vesting one-fourth after the first year with the remaining three-fourths vesting quarterly over the next twelve quarters. The number of options issued is based on the approved target dollar amount of options to be awarded, divided by the value of one option, which is equal to the Black-Scholes value of an equivalent stock option. Options have a term of ten years.

Options motivate executive efforts to achieve results that produce long-term increases (since executives have up to 10 years to exercise their options) in common stock. The four-year option vesting period encourages named executive officers to work with a long-term view of AvePoint’s performance and reinforces their long-term affiliation with AvePoint. Named executive officers receive value in the option grants only when the share price increases above the grant price, which strengthens their alignment with stockholder interests.

The award agreements for RSUs, and Stock Options provide that if a participant’s employment with AvePoint is terminated due to death, permanent and total disability, retirement, by AvePoint without “cause,” or by the participant with “good reason” (with “cause” and “good reason” being defined in the award agreements), any unvested awards held by a participant at termination will vest. The award agreements and the change in control provisions in the employment agreements further provide that in the event of a change in control of AvePoint, any unvested awards held by the participant at the time of the change in control will vest immediately.

2020 Equity Awards. The 2020 long term equity compensation awards were option only awards and granted with respect to historical grant patterns based on previous long term equity awards to the named executive officers.

2021 Equity Awards. In connection with the business combination with Apex on July 2, 2021 making AvePoint a public company, and in recognition of such a milestone in our growth, AvePoint made a broad-based equity award in the form of RSUs to over 1,500 AvePoint employees globally with a goal of promoting ownership as shareholders. For our named executive officers and other senior leaders in the company, the award consisted of 50% stock options and 50% RSUs, vesting over four years. The award values were determined in consultation with Lockton and based on data of newly public companies. The award values for the named executive officers were specific to the year of the initial public offering and are not representative of future target award values.

The 2020 and 2021 award values to each named executive officer are set forth as follows:

Named Executive Officer	Year	Option Award Value (US$)(1)	RSU Award Value (US$)(2)	Total Value (US$)
Xunkai Gong	2021	2,999,997	3,069,293	6,069,290
	2020	3,362,737	-	3,362,737
Tianyi Jiang	2021	2,999,997	3,069,293	6,069,290
	2020	4,741,337	-	4,741,337
Brian M. Brown	2021	2,499,999	2,557,740	5,057,739
	2020	1,599,479	-	1,599,479
James Caci	2021	-	999,996	999,996
	2020	-	-	-

(1)

The amounts reported in this column represent the aggregate grant date fair value of service-based option grants and performance-based option grants awarded to the named executive officers in 2020 and 2021, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The grant date fair values of the service-based option grants during 2020 were $4,119,974 for Dr. Jiang, $2,741,374 for Mr. Gong and $1,367,613 for Mr. Brown, and the grant date fair values of the performance-based option grants during 2020 were $621,363 for each of Dr. Jiang and Mr. Gong and $231,866 for Mr. Brown. For the performance-based stock options, the grant date fair values are based on the probable outcome of the performance conditions in accordance with FASB ASC Topic 718 as of the date of grant. Assuming the highest level of performance conditions, the grant date fair values for the performance-based options would have been $913,764 for each of Dr. Jiang and Mr. Gong and $340,969 for Mr. Brown. The assumptions used in calculating the grant date fair values of the equity awards reported in this column are set forth in Note 14 of our audited Consolidated Financial Statements for the year ended December 31, 2021 appearing elsewhere in this Prospectus. The amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be realized by our named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

The amounts reported in this column represent the aggregate grant date fair value of service-based RSU grants awarded to the named executive officer in 2021, calculated by reference to the closing price of our Common Stock on the grant date of such awards (September 1, 2021) as reported on the Nasdaq Global Select Market.

Perquisites

The Company does not provide any perquisites to its named executive officers.

The Compensation Committee oversees the design, implementation and administration of all AvePoint benefit programs, including the grant of perquisites, if there ever are any.

Additional Information on our Program

Anti-Hedging and Anti-Pledging within the Insider Trading Policy

The Board adopted in July 2021 an Insider Trading Policy that prohibits our executive officers from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of AvePoint equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering AvePoint equity as collateral for indebtedness.

Severance or Change-in-Control Agreements with named executive officers

The named executive officers have severance provisions in their respective employment agreements, which provide for certain benefits upon an involuntary termination. These agreements promote retention of high-performing individuals and also assist in recruiting and retaining key employees by providing competitive arrangements. In addition, equity awards provided to these named executive officers provide for an acceleration of equity grants upon a change in control of AvePoint. Change in control provisions are designed to protect executives in the event of a change in control and provide security for executives against sudden or arbitrary termination in connection with a change in control. The provisions of each agreement were determined by analysis of peer group and market trends and practices and are set at competitive levels with industry practice.

Decisions regarding each element affect decisions regarding the other elements

The Compensation Committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the Compensation Committee considers the retention value of the long-term equity currently held by the executive. Based on this review, the Compensation Committee may decide to adjust one or more elements of an executive’s total compensation. The Compensation Committee aims to provide competitive total direct compensation and assesses an executive’s total compensation package when looking at the executive’s competitive standing relative to the market. Additionally, the Compensation Committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the Compensation Committee, such as individual performance, internal equity, and historical pay practices. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential annual cash incentive and long-term equity incentive payouts are based on the executive’s base salary, increases in base salary also increase the amount of such payouts.

Tax and accounting considerations that factor into decisions regarding executive compensation

We consider tax and accounting implications in determining our compensation programs.

Policy on Deductibility of Named Executive Officer Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the deductibility of a named executive officer’s compensation that exceeds $1,000,000 per year. The Tax Cuts and Jobs Act, which became effective as of January 1, 2018, modified Section 162(m) provisions, including the elimination of the “performance-based exception” that previously allowed certain performance-based compensation meeting specific requirements to qualify for full tax deductibility by AvePoint. As a result of the tax law changes, compensation paid to designated “covered executives”, including current and former named executive officers, in excess of $1,000,000 per individual will generally not be deductible, whether or not it is performance-based. Although the Compensation Committee has historically attempted to structure executive compensation to preserve deductibility, it also reserves the right to provide compensation that may not be fully deductible in order to maintain flexibility in compensating named executive officers in a manner consistent with our compensation philosophy, as deemed appropriate. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to AvePoint.

Internal Revenue Code Section 409A. The Company reviews its compensation plans and programs for compliance with Section 409A of the Internal Revenue Code and the relevant Treasury Resolutions regarding nonqualified deferred compensation.

Impact of FASB ASC Topic 718. The accounting standards applicable to the various forms of long-term incentive plans under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (formerly FASB Statement 123R) is one factor that AvePoint considers in the design of its long-term equity incentive programs. The Company monitors its FASB ASC Topic 718 expense to ensure that it is reasonable, but expense will not be the most important factor in making decisions about our long-term incentive plans.

Report of the Compensation Committee of the Board of Directors of AvePoint, Inc.

The Compensation Committee of the Board of Directors (the “Board”) of AvePoint, Inc. (the “AvePoint”) has reviewed and discussed with AvePoint’s management the Compensation Discussion and Analysis above, and recommended to the Board that the Compensation Discussion and Analysis be included in AvePoint’s 2021 Proxy Statement and incorporated by reference in AvePoint’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Jeff Epstein, Chairman
Jeff Teper
Stephen CuUnjieng

The following tables, narrative and footnotes discuss the compensation of the Executive Chairman, Chief Executive Officer, Chief Financial Officer, and our other most highly compensated executive officer, during 2021. These individuals were the only executive officers of AvePoint during 2021 for whom this information is required under SEC rules.

Summary Compensation Table

The following table provides information regarding total compensation awarded to, earned by, and paid to our named executive officers for services rendered in all capacities for the fiscal years ended December 31, 2021 and 2020. All figures shown are in U.S. Dollars.

Named Executive Officer	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-equity incentive plan compensation (5)	Total
Xunkai Gong	2021	380,000	-	2,999,997	3,069,293	360,000	6,809,290
	2020	330,000	1,177,500	-	3,362,737	-	4,870,237
Tianyi Jiang	2021	390,000	-	2,999,997	3,069,293	324,000	6,783,290
	2020	360,000	998,900	-	4,741,337	-	6,100,327
Brian Michael Brown	2021	295,000	-	2,499,999	2,557,740	315,000	5,667,739
	2020	240,000	927,900	-	1,599,479	-	2,767,379
James Caci (6)	2021	113,481	-	999,996	-	118,125	1,231,602
	2020	-	-		-	-	-

(1)	Salary amounts reflect the actual base salary payments made in fiscal years 2021 and 2020, as applicable to the named executive officer.
(2)	The bonuses reported in this column for 2020 consist of special transaction bonuses paid in December 2020 to the named executive officers following our execution of the Business Combination Agreement.
(3)

The amounts reported in this column represent the aggregate grant date fair value of service-based RSU grants awarded to the named executive officer during 2021, calculated by reference to the closing price of our Common Stock on the grant date of such awards (September 1, 2021) as reported on the Nasdaq Global Select Market.

(4)

The amounts reported in this column represent the aggregate grant date fair value of service-based option grants and performance-based option grants awarded to the named executive officer during 2021, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The grant date fair values of the service-based option grants during 2020 were $4,119,974 for Dr. Jiang, $2,741,374 for Mr. Gong and $1,367,613 for Mr. Brown, and the grant date fair values of the performance-based option grants during 2020 were $621,363 for each of Dr. Jiang and Mr. Gong and $231,866 for Mr. Brown. For the performance-based stock options, the grant date fair values are based on the probable outcome of the performance conditions in accordance with FASB ASC Topic 718 as of the date of grant. Assuming the highest level of performance conditions, the grant date fair values for the performance-based options would have been $913,764 for each of Dr. Jiang and Mr. Gong and $340,969 for Mr. Brown. The assumptions used in calculating the grant date fair values of the equity awards reported in this column are set forth in Note 14 of our audited Consolidated Financial Statements for the year ended December 31, 2021 appearing elsewhere in this Prospectus. The amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be realized by our named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(5)	The amounts reported in this column represent performance-based bonuses paid under the annual incentive plan for 2021.
(6)	Mr. Caci was newly hired on August 23, 2021. The salary paid and the bonus earned under the annual incentive plan were pro-rated based on his start date.

All Other Compensation

Except as set forth in the Summary Compensation Table, the named executive officers did not receive any additional compensation from AvePoint.

Outstanding Equity Awards at Fiscal-Year End

Named Executive Officer	Grant Date	Outstanding Options (#)	Vested Options (#)	Unvested Options (#)	Option Exercise Price (US$)	Option Expiration Date	Outstanding Unvested RSUs (#)	Vested RSUs (#)	FMV on RSU Grant Date (US$)
Xunkai Gong	01-Jul-2016	205,913(2)	205,913	0	$1.3357	01-Jul-2026	-	-	-
	01-Jul-2016	743,529(3)	743,529	0	$1.3357	01-Jul-2026	-	-	-
	10-Jan-2019	158,647(2)	63,027	95,620(1)	$1.5866	10-Jan-2029	-	-	-
	10-Jan-2019	362,840(3)	295,495	67,345(1)	$1.5866	10-Jan-2029	-	-	-
	12-Aug-2020	259,839(2)	0	259,839	$3.9049	12-Aug-2030	-	-	-
	12-Aug-2020	1,468,471(3)	540,096	928,375(1)	$3.9049	12-Aug-2030	-	-	-
	12-Aug-2020	391,741(4)	122,418	269,323(1)	$3.9049	12-Aug-2030	-	-	-
	12-Aug-2020	184,326(5)	57,606	126,720(1)	$3.9049	12-Aug-2030	-	-	-
	01-Sep-2021	749,888(3)	0	749,888(1)	$9.64	01-Sep-2031	-	-	-
	01-Sep-2021	-	-	-	-	-	311,203	0	$9.64
Tianyi Jiang	01-Jul-2016	299,435(2)	299,435	0	$1.3357	01-Jul-2026	-	-	-
	01-Jul-2016	569,707(3)	569,707	0	$1.3357	01-Jul-2026	-	-	-
	03-Sep-2018	1,868,660(7)	1,868,660	0	$0.0333	03-Sep-2028	-	-	-
	10-Jan-2019	158,634(2)	63,021	95,613(1)	$1.5866	10-Jan-2029	-	-	-
	10-Jan-2019	362,850(3)	295,500	67,350(1)	$1.5866	10-Jan-2029	-	-	-
	12-Aug-2020	259,840(2)	0	259,840	$3.9049	12-Aug-2030	-	-	-
	12-Aug-2020	2,337,615(3)	811,702	1,525,913(1)	$3.9049	12-Aug-2030	-	-	-
	12-Aug-2020	391,741(4)	122,418	269,323(1)	$3.9049	12-Aug-2030	-	-	-
	12-Aug-2020	184,318(5)	57,606	126,712(1)	$3.9049	12-Aug-2030	-	-	-
	01-Sep-2021	749,888(3)	0	749,888(1)	$9.64	01-Sep-2031	-	-	-
	01-Sep-2021	-	-	-	-	-	311,203	0	$9.64
Brian Michael Brown	01-Jan-2016	1,738,288(7)	1,738,288	0	$0.0333	01-Jan-2016	-	-	-
	01-Jul-2016	82,803(2)	82,803	0	$1.3357	01-Jul-2016	-	-	-
	10-Jan-2019	190,646(2)	103,176	87,470(1)	$1.5866	10-Jan-2019	-	-	-
	10-Jan-2019	200,467(3)	165,710	34,757(1)	$1.5866	10-Jan-2019	-	-	-
	12-Aug-2020	268,913(2)	0	268,913	$3.9049	12-Aug-2030	-	-	-
	12-Aug-2020	593,304(3)	269,443	323,861(1)	$3.9049	12-Aug-2030	-	-	-
	12-Aug-2020	146,181(4)	45,681	100,500(1)	$3.9049	12-Aug-2030	-	-	-
	12-Aug-2020	68,770(5)	21,494	47,276(1)	$3.9049	12-Aug-2030	-	-	-
	01-Sep-2021	624,906(3)	0	624,906(1)	$9.64	01-Sep-2031	-	-	-
	01-Sep-2021	-	-	-	-	-	259,336	0	$9.64
James Caci	01-Sep-2021	-	-	-	-	-	77,800	0	$9.64

(1)	This option vests as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in 12 equal quarterly installments thereafter.
(2)	Represents the portion of this annual option grant that was made as an “incentive stock option” award
(3)	Represents the portion of this annual option grant that was made as a non-statutory stock option
(4)

This performance-based option vests upon the achievement of specified performance objectives relating to our financial metrics for the year ending December 31, 2021 as compared to the year ended December 31, 2020. This performance objective was met, and the option now vests as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in 12 equal quarterly installments thereafter.

(5)

This performance-based option vests upon the achievement of specified performance objectives relating to individual performance throughout the 2020 year. This performance objective was met, and the option now vests as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in 12 equal quarterly installments thereafter.

(6)

Represents a one-time option grant in 2020 that replaced earlier option grants that were due to expire before the end of 2020. As a result, the number of stock options granted is higher than it would have been in the absence of this additional one-time option grant.

(7)

This option was fully vested but was not exercisable as of December 31, 2021 in order for the option to comply with Section 409A of the Internal Revenue Code. Upon the Closing, this option was terminated and the holder is now entitled to receive a number of shares of our common stock based upon the intrinsic value of the option as of the termination date. The shares of our common stock issuable upon termination of the option will be paid to the holder on the earlier of July 1, 2022 or specified events including change of control of AvePoint, separation of service and the recipient’s disability or death.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2021.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2021.

Employment Agreements

In January of 2021, we entered into employment agreements with three of our named executive officers: Xunkai Gong, who serves as our Executive Chairman, Tianyi Jiang, who serves as our Chief Executive Officer and Brian Michael Brown, who serves as our Chief Legal and Compliance Officer. In August of 2021, we entered into an employment agreement with James Caci, who serves as our Chief Financial Officer.

Below are descriptions of the employment agreements between us and the named executive officers. In September of 2021, the named executives’ base salary and target cash bonus percentage were ratified for 2022 upon the recommendation of our Compensation Committee.

For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below.

Term. The employment agreements with each of the named executive officers provide for at-will employment for an initial term of three years. Following the initial term, the employment agreements will automatically renew for successive one-year terms unless either party provides the other with at least 60 days’ notice of intent not to renew before the expiration of the applicable term.

Base Salary. The employment agreements provide for the annual base salaries set forth below:

Named Executive Officer	2021 Base Salary (US$)
Xunkai Gong	400,000
Tianyi Jiang	450,000
Brian Michael Brown	350,000
James Caci	315,000

Annual Bonus (Non-Equity Incentive Plan Compensation in the Summary Compensation Table above). Each named executive officer is eligible to receive annual cash bonus with a target amount equal to a percentage of his then current annual base salary (as described in the Compensation Discussion and Analysis section), payable dependent on the achievement of corporate performance goals as established by our Compensation Committee, and such named executive officer’s continued performance of services through December 31 of the applicable bonus year.

Equity Awards. The named executive officers are also eligible to receive awards of stock options or other equity awards pursuant to any plans or arrangements maintained by us. Such equity awards are subject to accelerated vesting upon certain circumstances as discussed in “—Potential Payments Upon Termination or Change in Control” below.

Benefits. Each of the named executive officers are eligible to participate in our standard employee benefit plans and programs.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of the employment agreements, if a named executive officer’s employment is terminated or his employment agreement is not renewed by us without “Cause” or such named executive officer resigns employment for “Good Reason” (each, as defined in the applicable employment agreement), and subject to delivery of a separation agreement including a general release of claims in favor of us, each named executive officer will be entitled to (i) an amount equal to his then current base salary and annual bonus (based on the average of his annual bonus earned in the two years prior to his termination) payable on each of our regularly scheduled payroll dates for eighteen (18) months (or, in the case of Mr. Gong twenty four (24) months) after his termination or resignation date, (ii) the cost of COBRA continuation coverage for all health plans and programs that such named executive officer participated in immediately prior to his termination until the earliest of (A) eighteen (18) months (or, in the case of Mr. Gong, twenty four (24) months) following his termination or resignation date, (B) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment, or (C) the date he ceases to be eligible for COBRA continuation coverage for any reason, and (iii) immediate vesting of all unvested equity awards (excluding any equity award subject to the achievement of any performance-based or other vesting criteria other than time- or service-based vesting) that otherwise would have vested during the eighteen (18) month period following such named executive officer’s termination or resignation.

In the event that a named executive officer’s employment is terminated due to his death or “Disability”, by us for “Cause”, by such named executive officer other than for “Good Reason”, or due to the “Discontinuance of Business” (each as defined in the applicable employment agreement), the named executive officer or his estate will not be entitled to any severance benefits or any other compensation or benefits other than (i) the payment of any accrued but unpaid salary, (ii) any unreimbursed business expenses, and (iii) any benefits owed under a qualified retirement, health, or welfare benefit plan in which such named executive officer was a participant in accordance with applicable law and the provisions of such plan.

In addition to the foregoing, each named executive officer is entitled to full vesting of their outstanding equity awards if they (i) remain in “Continuous Service” to us through the closing of a “Change in Control” (each as defined in the then current equity incentive plan), or (ii) are terminated without “Cause” or resign for “Good Reason” during the three-month period immediately prior to the closing of a change in control. In order to receive any such acceleration, the applicable named executive officer must execute a general release of claims in favor of us, and allow such release to become effective.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2021 for all equity compensation plans previously approved by AvePoint’s stockholders:

∎	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

∎	the weighted average exercise price of such outstanding options, warrants and rights; and

∎

other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans. The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2021:

Equity compensation plans approved by stockholders(1)	Number of securities to be issued upon exercise of outstanding RSUs and stock options (1)	Weighted- average exercise price of outstanding stock options (2)	Weighted- average grant date fair value of outstanding RSUs (3)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (4))
AvePoint, Inc. 2021 Equity Incentive Plan(2)	11,057,200	$9.64	$9.64	19,215,964
AvePoint, Inc. 2016 Equity Incentive Plan	22,672,040	$2.60	NA	0	(3)
AvePoint, Inc. 2006 Equity Incentive Plan	2,777,002	$2.00	NA	0	(4)

(1)

The equity compensation plans approved by security holders are described in Note 14 – Stock-Based Compensation to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 and include the AvePoint, Inc. 2021 Equity Incentive Plan (the "2021 Plan"), the AvePoint, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), and the AvePoint, Inc. 2006 Equity Incentive Plan (the "2006 Plan"), which were all approved by AvePoint’s shareholders.

(2)

The number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1st of each year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 5.0% of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding fiscal year or (b) a lesser number determined by the Registrant’s board of directors prior to the applicable January 1st.

(3)	As of the effective date of the 2021 Plan, no further stock awards have been or will be made under the 2016 Plan.
(4)	As of the effective date of the 2016 Plan, no further stock awards have been or will be made under the 2006 Plan.

The Company’s Compensation Policies and Practices as

They Relate to Risk

The Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on AvePoint. The annual cash incentive compensation plan described in the Compensation Discussion and Analysis section above is based upon achievement of annual financial targets, and potential cash incentive compensation opportunities are tempered so as not to place a disproportionate incentive on short-term financial results. In addition, the long-term equity incentive plan provides appropriate motivation to achieve long-term financial results as well, given that the ultimate value of the award is based upon the future value of AvePoint’s stock, and such awards constitute a significant portion of each executive’s total compensation package. The Company has constructed the performance factors in short- and long-term performance plans such that they balance focus on performance metrics with strong links to stockholder value creation and overall company performance, which we believe avoids any potential risks that may result from an imbalance in performance metrics.

Report of the Audit Committee of the Board of Directors of AvePoint, Inc.

John Ho, Stephen CuUnjieng, and Jeff Teper are members of the Audit Committee. Each of the members of the Audit Committee is considered independent under the Nasdaq listing standards and under the SEC’s audit committee independence standards. Mr. Ho serves as Chairman of the Audit Committee.

The Audit Committee operates under a written charter adopted by AvePoint’s Board.

During the fiscal year ended December 31, 2021, the Audit Committee of the Board of AvePoint reviewed with AvePoint’s financial managers, the internal auditors and Deloitte and Touché LLP (“Deloitte and Touché LLP”), AvePoint’s independent registered public accounting firm, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation of AvePoint’s system of internal controls, the quality of AvePoint’s financial reporting, and AvePoint’s process for legal and regulatory compliance. The Audit Committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended.

Management is responsible for AvePoint’s system of internal controls, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting. Deloitte and Touché LLP is responsible for performing an integrated audit and issuing reports on the following: (1) AvePoint’s consolidated financial statements, and (2) AvePoint’s internal control over financial reporting. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes. The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021 with management. The review included, among other things:

●	Deloitte and Touché LLP reports to the Audit Committee regarding the conformity of AvePoint’s consolidated financial statements with U.S. Generally Accepted Accounting Principles;

●	Areas of audit emphasis, particularly those presenting the greatest risk of material misstatement to AvePoint’s consolidated financial statements;

●	The process used by management in formulating particularly sensitive accounting estimates and the basis for Deloitte and Touché LLP’s conclusions regarding the reasonableness of these estimates;

●	The existence of, if any, audit adjustments and uncorrected consolidated financial statement misstatements; and

●	Other material written communications between the independent registered public accounting firm and management.

Deloitte and Touché LLP also communicated to the Audit Committee in writing any relationships between Deloitte and Touché LLP and AvePoint and persons in financial reporting oversight roles at AvePoint and provided confirmation of their independence with respect to AvePoint as required under the Public Company Accounting Oversight Board (the “PCAOB”) rules and relevant professional and regulatory standards.

Consistent with this oversight responsibility, Deloitte and Touché LLP reports directly to the Audit Committee. The Audit Committee appointed Deloitte and Touché LLP as AvePoint’s independent registered public accounting firm and approved the firm’s compensation.

The Audit Committee discussed with Deloitte and Touché LLP the matters required to be discussed by the Nasdaq, the SEC, the PCAOB, and the American Institute of Certified Public Accountants’ Statement on Auditing Matters No. 61, Communication with Audit Committee, as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from Deloitte and Touché LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with Deloitte and Touché LLP the firm’s independence from AvePoint and its management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements in AvePoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

John Ho, Chairman
Stephen CuUnjieng
Jeff Teper

Advisory Vote on Executive Compensation

(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement, in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” section above for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our named executive officers.

The Compensation Committee periodically reviews the compensation programs for our named executive officers to determine and confirm that they achieve (and continue to achieve) the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to vote on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on AvePoint, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and the Compensation Committee will consider the results of the vote in future decisions relating to executive compensation.

Approval of Proposal 2

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Brokers may vote their shares on this proposal if they have voting instructions from the beneficial owners of the shares. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

The Board unanimously recommends that the stockholders of AvePoint vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Ratification of Appointment of Independent Registered
Public Accounting Firm for the 2022 Fiscal Year

(Proposal 3)

The Audit Committee of the Board has appointed Deloitte and Touché LLP as AvePoint’s independent registered public accounting firm for AvePoint’s fiscal year ending December 31, 2022. The Board is submitting this appointment for stockholder ratification at the annual meeting.

A representative of Deloitte and Touché LLP will attend the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Company’s bylaws do not require that stockholders ratify the appointment of Deloitte and Touché LLP as AvePoint’s independent registered public accounting firm. The Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Deloitte and Touché LLP, the Audit Committee will reconsider whether or not to retain Deloitte and Touché LLP as AvePoint’s independent registered public accounting firm, but may determine to do so. Even if the appointment of Deloitte and Touché LLP is ratified by the stockholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interests of AvePoint and its stockholders.

Approval of Proposal 3

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome. (As this matter is deemed to be “routine” under NYSE Rules, broker non-votes are not expected on this proposal.)

The Board unanimously recommends that the stockholders of AvePoint vote FOR the ratification of the appointment of Deloitte and Touché LLP as AvePoint’s independent registered public accounting firm for the 2022 fiscal year.

Independent Registered Public Accounting Firm

Fees

Appointment of Deloitte and Touché LLP

In connection with the closing of the Business Combination in July of 2021, the Board approved the appointment of Deloitte and Touché LLP as AvePoint’s independent registered accounting firm for the fiscal year ending December 31, 2021 following the filing of AvePoint’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021. Deloitte and Touché LLP was officially appointed as AvePoint’s independent registered accounting firm by the Audit Committee on August 19, 2021.

Prior to that appointment, for the years 2021 and 2020, Deloitte and Touché LLP and its affiliates (“Deloitte”) had performed several other services for AvePoint and its affiliates, including transfer pricing analyses, pre-SPAC technical accounting consulting, transaction cost recovery services with respect to the Business Combination, tax advisory services, and individual income tax compliance and advisory services with respect to AvePoint’s equity incentive plans.

Deloitte considered whether the matters noted above impacted its objectivity and ability to exercise impartial judgment with regard to its engagement as AvePoint’s auditors and has concluded that there has been no impairment of Deloitte’s objectivity and ability to exercise impartial judgment on all matters encompassed within its audits. Deloitte believed and currently believes that a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion. Likewise, the Audit Committee considered whether Deloitte’s provision of the foregoing non-audit services was compatible with maintaining Deloitte’s independence, and in each occurrence determined none of the engagements would interfere with or otherwise impair Deloitte’s independence. Likewise,

Based on the information provided by Deloitte, after taking into consideration the facts and circumstances of the above matters and Deloitte’s conclusion, AvePoint, the Audit Committee, and the AvePoint Board also concluded that Deloitte’s objectivity and ability to exercise impartial judgment was not and has not been impaired.

Principal Accountant Fees and Services

As described above, Deloitte and Touché LLP was appointed as our independent registered accounting firm in August 2021, upon the dismissal of WithumSmith+Brown, PC (“Withum”) following the filing of our Quarterly Report on Form 10-Q for the three months ended June 30, 2021. Withum had served as Apex’s independent registered accounting firm for the first nine months of 2021 and the entirety of fiscal year 2020. Legacy AvePoint previously used Crowe, LLP to serve as its independent registered accounting firm in connection with the annual audits of its financial statements since 2016. AvePoint was determined to be the accounting acquirer in the Business Combination.

The following tables present the aggregate fees billed by Deloitte for our fiscal year ended December 31, 2021and 2020.

	2021	2020
Audit services	$266,000	----
Audit-related services	$114,800	----
Tax services	$76,750	----
All other services	$195,208	$282,443
Total	$652,758	$282,443

Crowe LLP was Legacy AvePoint’s independent registered public accounting firm for the first three quarters of 2021 and for the entirety of the fiscal year ended 2020. The following tables present the aggregate fees billed by Crowe LLP and its affiliates (“Crowe”) for our fiscal year ended December 31, 2021 and 2020.

	2021	2020
Audit services	$805,100	$1,205,843
Audit-related services	$1,313,857	$50,535
Tax services	$59,270	$62,288
All other services	$7,337	$16,315
Total	$2,185,564	$1,334,981

Withum was Apex’s independent registered public accounting firm for the first two quarters of 2021 and for the entirety of the fiscal year ended 2020. The following table sets forth the aggregate fees billed by Withum for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit services	$105,575	$62,000
Audit-related services	---	---
Tax services	$6,695	$6,495
All other services	---	---
Total	$112,270	$68,495

All fees incurred subsequent to the closing of the Business Combination in July 2021 were pre-approved by our Audit Committee.

Audit Services. Audit services include services performed by each of Deloitte, Crowe, and Withum to comply with the standards of the Public Company Accounting Oversight Board (“PCAOB”) related to the audit and review of our consolidated financial statements. The audit fees shown above for the 2021 and 2020 fiscal years were incurred principally for services rendered in connection with the audit of our, Apex’s, and Legacy AvePoint’s consolidated financial statements and associated SEC filings and quarterly reviews.

Audit-Related Services. Audit-related services include assurance and related services that are traditionally performed by independent registered public accounting firms outside of the PCAOB audit scope.

Tax Services. Tax services include services in connection with the preparation of our tax returns and corporate tax consultations.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by AvePoint’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval on other than an engagement-by-engagement basis is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by such firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee also may pre-approve particular services on an engagement-by-engagement basis.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has the authority to delegate pre-approval authority to a subcommittee of the Audit Committee consisting of one or more of its members.

All services provided to AvePoint by Deloitte and Touché LLP during fiscal 2021 and 2020 were pre-approved by the Audit Committee in accordance with this policy.

Transactions with Related Persons

AvePoint’s Board has adopted a written policy for the approval of transactions with related persons. The policy requires Audit Committee approval or ratification of transactions which involve more than $120,000 in which AvePoint is a participant and in which an AvePoint director, nominee for director, executive officer, greater than 5% stockholder, or an immediate family member of any of the foregoing persons has a direct or indirect material interest. In reviewing the related party transaction, the Audit Committee will, after reviewing all material information regarding the transaction, take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The policy includes standing pre-approval for the following related person transactions:

∎

any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s equity securities, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

∎

any charitable contribution, grant or endowment by AvePoint to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

∎

any transaction, such as dividends paid on the common stock, in which the related person’s interest arises solely from the ownership of AvePoint’s common stock and all holders of AvePoint’s common stock received the same benefit on a pro rata basis; and

∎	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this Proxy Statement, below is a description of transactions since January 1, 2020 to which Apex or Legacy AvePoint were a party or will be a party:

∎	The amounts involved exceeded or will exceed $120,000; and

∎

Any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Legacy AvePoint Related Party Transactions

Promissory Notes

In November 2013 and January 2016, Legacy AvePoint entered into promissory notes with certain of its executive officers, including Xunkai Gong, Legacy AvePoint’s Executive Chairman; Tianyi Jiang, Legacy AvePoint’s Chief Executive Officer; and Brian Brown, Legacy AvePoint’s Chief Operating Officer and General Counsel. The principal and interest on these promissory notes were repaid by the executive officers in full in December 2020.

	Date of Promissory Notes	Largest Aggregate Amount of Principal Outstanding During the Period	Amount Outstanding as of December 31, 2020	Amount of Principal Paid During the Period	Amount of Interest Paid During the Period	Annual Rate or Amount of Interest Payable on the Indebtedness
Xunkai Gong	11/29/2013	$1,009,500	—	$1,009,500	$150,289	2%
Tianyi Jiang	11/29/2013	807,600	—	807,600	120,231	2%
Brian Brown	11/29/2013	807,600	—	807,600	120,231	2%
Xunkai Gong	1/1/2016	14,357	—	14,357	3,053	4%
Tianyi Jiang	1/1/2016	58,600	—	58,600	12,463	4%

Put & Call Agreements

In December 2019, Legacy AvePoint entered into put & call agreements with Brian Brown and certain other officers. The Put & Call Agreements granted to Mr. Brown and certain other officers put options to request redemption of up to 182,432 shares of Legacy AvePoint common stock during the period from March 26, 2025 to April 26, 2025 or, if earlier, the 30 day period following a qualifying termination, as defined in the Put & Call Agreements, for a redemption price per share equal to the fair market value of the shares, as determined by Legacy AvePoint’s board of directors. The put & call agreements also granted Legacy AvePoint call rights to purchase up to the same number of shares from Mr. Brown at a purchase price equal to the fair market value of the shares, subject to the prior written consent of Avatar Investment and its affiliated entities as long as they continue to hold any shares of Legacy AvePoint Series C Preferred Stock.

The put & call agreements were terminated upon the Closing of the Business Combination.

Series C Preferred Stock Financing

In December 2019, Legacy AvePoint entered into a stock purchase and redemption agreement (the “Series C SPA”) pursuant to which it issued and sold an aggregate of 4,832,409 shares of its Series C Preferred Stock to investors affiliated with Sixth Street at a purchase price of $31.0404 per share, for aggregate gross proceeds of $150.0 million.

At the same time, Legacy AvePoint entered into a non-voting common stock purchase agreement (the “Non-Voting SPA”) with AVPT, LLC, one of Legacy AvePoint’s former principal stockholders. Messrs. Gong and Jiang were managers of AVPT Manager, LLC, which was the sole manager of AVPT, LLC. Pursuant to the Non-Voting SPA, AVPT, LLC purchased 497,735 shares of Legacy AvePoint’s common stock at a purchase price of $32.889 per share, for a total purchase price of $16.4 million. The transactions contemplated by the Series C SPA and the Non-Voting SPA are together referred to as the “Series C Financing.” AVPT, LLC was dissolved in connection with the Business Combination.

Immediately following the closing of the Series C Financing, Legacy AvePoint redeemed 2,631,842 shares of Series B-1 Convertible Preferred Stock and 2,385,032 shares of Series B-2 Convertible Preferred Stock for an aggregate of $165.0 million from entities affiliated with Goldman Sachs & Co., one of Legacy AvePoint’s former principal stockholders.

Common Stock Financing

In June 2020, Legacy AvePoint entered into a common stock purchase agreement with AVPT, LLC pursuant to which AVPT, LLC purchased 722,734 shares of Legacy AvePoint non-voting common stock at a purchase price of $32.889 per share, for an aggregate purchase price of $23.8 million.

In August 2020, Legacy AvePoint used the proceeds of the AVPT, LLC investment described above together with available cash resources to redeem an additional 694,498 shares of Series B-1 Convertible Preferred Stock and 351,445 shares of Series B-2 Convertible Preferred Stock held by entities affiliated with Goldman Sachs & Co. for an aggregate redemption price of $34.4 million.

In September 2020, Legacy AvePoint entered into a common stock purchase agreement with AVPT, LLC pursuant to which AVPT, LLC purchased 631,431 shares of AvePoint non-voting common stock at a purchase price of $53.40 per share, for a total purchase price of $33.7 million.

Indemnification Agreements

Legacy AvePoint has entered into indemnification agreements with its executive officers and directors. The indemnification agreements require Legacy AvePoint to indemnify its executive officers and directors to the fullest extent permitted by Delaware law.

Our Related Party Transactions

A&R Registration Rights Agreement

In connection with the Closing of the Business Combination, certain holders of our capital stock entered into an amended and restated registration rights agreement. See the section titled “The Business Combination — A&R Registration Rights Agreement” for more information.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	The risks, costs, and benefits to us;

•	The impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	The terms of the transaction;

•	The availability of other sources for comparable services or products; and

•	The terms available to or from, as the case may be, unrelated third parties.

Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of our executive officers and directors, and our bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and the our bylaws also provide our board of directors with discretion to indemnify certain key employees when determined appropriate by our board of directors.

We have entered into indemnification agreements with all of our directors and executive officers. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee. For more information regarding these indemnification agreements, see the section entitled “Description of Capital Stock.”

Lock-Up Agreements

In connection with the Closing, certain key stockholders of Legacy AvePoint (the “Key AvePoint Stockholders”) entered into agreements (the “AvePoint Lock-Up Agreements”) providing that they will not, subject to certain exceptions, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any shares of Apex Common Stock held by them immediately after the Effective Time, any shares of Apex Common Stock issuable upon the exercise of options to purchase shares of Apex Common Stock held by them immediately after the Effective Time, or any securities convertible into or exercisable or exchangeable for Apex Common Stock held by them immediately after the Effective Time (including any shares of Apex Common Stock), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to affect any transaction specified in clause (i) or (ii) until 180 days after the Closing.

With respect to certain shares of Apex Common Stock held by Sponsor on behalf of Jeff Epstein and Brad Koenig, each of Jeff Epstein and Brad Koenig entered into Lock-Up Agreements providing that they will not, subject to certain exceptions, Transfer any of their Apex Founder Lock-Up Shares until 12 months after the Closing and 50% of their Apex Founder Lock-Up Shares until 24 months after the Closing.

Stockholder Proposals for the 2022 Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholder proposals to be included in the Proxy Statement for AvePoint’s annual meeting of stockholders in 2022 must be received by the Secretary of AvePoint at AvePoint’s offices at 901 East Byrd Street, Ste. 900, Richmond, Virginia 23219, at least 120 days before the date of AvePoint’s Proxy Statement for the previous year’s annual meeting. The submission by a stockholder of a proposal for inclusion in the Proxy Statement is subject to regulation by the SEC.

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at an Annual Meeting, it must be submitted by the stockholder in writing to AvePoint’s Secretary at AvePoint, Inc., 901 East Byrd Street, Ste. 900, Richmond, VA 23219 and comply with the requirements of Rule 14a-8 of the Exchange Act.

Notices of a nomination or proposal must be delivered to AvePoint not less than 90 days and not more than 120 days prior to the date for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of  (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by AvePoint. Accordingly, to be timely for the 2023 Annual Meeting of Stockholders, assuming the meeting is held on or about May 3, 2023, a stockholder’s notice must be delivered to or mailed and received by AvePoint’s Secretary not earlier than January 3, 2023 and not later than February 2, 2023. A stockholder’s notice to the Secretary must also set forth the information required by AvePoint’s amended and restated bylaws and Rule 14a-8 of the Exchange Act.

Delivery of Documents to Stockholders Sharing an Address

If you and other residents at your mailing address own common stock through a broker or bank in “street name,” your broker or bank may have sent you a notice that your household will receive only one Annual Report to stockholders and Proxy Statement or a Notice of Availability indicating proxy materials are available on the internet for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an Annual Report to stockholders and Proxy Statement or a Notice of Availability is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of the Notice of Availability to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). In any event, if you did not receive an individual copy of AvePoint’s Annual Report to stockholders or this Proxy Statement, and wish to do so, AvePoint will send a copy to you if you address your written request to AvePoint, Inc., 901 East Byrd Street, Ste. 900, Richmond, Virginia 23219, Attention: Secretary. If you are receiving multiple copies of the Annual Report to stockholders and Proxy Statement or Notice of Availability, you can request householding by contacting AvePoint in the same manner. The Company encourages you to participate in this program. It will reduce the volume of duplicate information received at your household, as well as reduce AvePoint’s expense.

Other Matters

The Board does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Tianyi Jiang

Chief Executive Officer

Brian M. Brown

Chief Legal and Compliance Officer
and Secretary

Dated: March 23, 2022

AvePoint®

Your **Vote** Counts!

AVEPOINT, INC

2022 Annual Meeting

Vote by May 02, 2022

11:59 PM ET

You invested in AVEPOINT, INC and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 03, 2022.**

Get informed before you vote

View the Annual Report, Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 19, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 03, 2022
9:00 AM EDT

Virtually at:
www.virtualshareholdermeeting.com/AVPT2022

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Tianyi Jiang 02) Janet Schijns	For
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.	For
3.	To ratify the appointment of Deloitte and Touché LLP as AvePoint, Inc's independent registered public accounting firm for the 2022 fiscal year.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

AvePoint

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/02/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AVPT2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/02/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐	________

1. Election of Directors

Nominees

01) Tianyi Jiang 02) Janet Schijns

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of Deloitte and Touché LLP as AvePoint, Inc's independent registered public accounting firm for the 2022 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000546822_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

AVEPOINT, INC
Annual Meeting of Stockholders
May 3, 2022 9:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian M. Brown, Esq. and James Caci, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AVEPOINT, INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 3, 2022, at the www.virtualshareholdermeeting.com/AVPT2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000546822_2 R1.0.0.24

Continued and to be signed on reverse side